UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 18, 2000

                                CATHAYONLINE INC.
             (Exact Name of Registrant as Specified in its Charter)


       NEVADA                               000-28705              88-0346952
----------------------------                ---------             ------------
(State of other jurisdiction of            (Commission          (I.R.S. Employer
incorporation or organization Number)      File Number)          Identification



570 LEXINGTON AVENUE, 18TH FLOOR, NEW YORK, NEW YORK                    10017
----------------------------------------------------                 ----------
 (Address of principal executive offices)                             (Zip Code)



                                 (212) 888-6822

                (Registrant's Executive Office Telephone Number)

                      LAZZARA FINANCIAL ASSET RECOVERY INC.
                      -------------------------------------
          (Former name or former address, if changed since last report)


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Certain  statements  contained  in this  Form  8-K  constitute  "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements, identified by words such as
"will,"   "intend   to,"  "plan  to,"   "anticipate,"   "believe,"   "estimate,"
"should,""expect"   and  similar  expressions,   include  our  expectations  and
objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

PRELIMINARY NOTE:

CURRENCY PRESENTATION

         We publish our financial statements in United States dollars. In this Form 8-K, any figure which is denominated, by contract or otherwise, in Canadian dollars or Chinese Renminbi has been converted into US dollars at the exchange rate on March 30, 2000. At March 30, 2000, CAN$1 was convertible into US$.68714 (so that CAN$1.3984 equals US$1) and one Chinese Renminbi was convertible into US$.1208, based on a fixed exchange rate of RMN8.2788 for each US dollar. (All Canadian currency information is based on exchange rates reported in the Wall Street Journal on March 30, 2000.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On January 18, 2000, CathayOnline Inc. ("we" or "us") entered into an Acquisition Agreement and Plan of Merger whereby we acquired all of the outstanding shares of Lazzara Financial Asset Recovery, Inc., an inactive Nevada corporation ("Lazzara"), in exchange for 25,000 shares of our common stock (the "Merger"). We are the surviving entity in the merger. Lazzara was registered under the Securities Exchange Act of 1934 (the "Exchange Act") and was required to file reports under said Exchange Act. We elected to succeed to Lazzara's reporting requirements under the Exchange Act, as permitted by Section 12g-3(b) thereof, and as a result became a reporting company under the Exchange Act on January 18, 2000. Accordingly, we now are required to file reports with the Securities and Exchange Commission ("SEC") under the Exchange Act commencing upon the filing of the Current Report on Form 8-K filed on January 18, 2000. As a consequence of the merger and our election to succeed to Lazzara's reporting requirements under the Exchange Act, our common stock remained eligible for trading and continues to trade on the Over-the-Counter Electronic Bulletin Board.

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         In  connection  with the  merger,  we issued  to  Donald J.  Stoecklein
225,000 shares of Common Stock for services rendered in connection with the Merger. The common stock issued Mr. Stoecklein was valued at $297,000.

DESCRIPTION OF BUSINESS.

OVERVIEW.

     We are a Nevada corporation which, through our wholly-owned foreign subsidiaries:

         o provides operating, management and administrative services to one of five currently operating Internet Service Providers ("ISP") licensed by the Province of Sichuan, The People's Republic of China (the "PRC" or "China");

         o provides Web based e-mail and messaging solutions on the Internet for Chinese speaking customers mainly in China and throughout the world;

         o registers Internet domain names on a co-branded web site through our relationship with register.com, inc.; and

         O has entered into an agreement to develop and publish an on-line version of China Market Journal, a monthly magazine devoted to business and financial matters in China.

         References in this Form 8-K to "we," "us" and "our" refer to CathayOnline Inc. and its subsidiaries unless the context requires otherwise.

THE INTERNET.

         We furnish consulting services, including operating, management and administrative services, to an Internet service provider in the Province of Sichuan, The People's Republic of China. An Internet service provider ("ISP") permits people with personal computers and other devices fitted with computer communications modems (an electronic device for converting between serial data from a computer and an audio signal suitable for transmission over telephone lines), now standard on most computers and available in other devices such as television top Internet access devices, to access the Internet by dialing a telephone number through a computer modem, dials the ISP access number and interfaces with the ISP at a point of presence, thereby giving the user access to the Internet. Users can then type in the Internet address or uniform resource locator ("URL") and gain entry into the Internet site. Statistics evidence rapid growth of the use of the Internet in China and we believe that such growth will continue for the foreseeable future.

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         GROWTH OF THE INTERNET AND THE WORLD WIDE WEB (THE "WEB")

         The Internet is a global collection of connected public and private computer systems and networks that link millions of public and private computers to form what is essentially the largest computer network in the world. The Internet enables government agencies, educational institutions, commercial organizations and individuals to communicate, access and share information, provide entertainment and conduct business remotely. The Internet has experienced rapid growth in recent years and is expected to continue to grow based on estimated increases in the numbers of Web users, Web traffic and the number of Web sites. International Data Corporation ("IDC") estimates that the number of worldwide users of the Internet will increase from 97 million in 1998 to 502 million by the end of 2003. In a report issued in April 1998, the U.S. Department of Commerce estimates that traffic on the Internet is doubling every 100 days. Additionally, Forrester Research estimates that the number of Web sites in the United States will increase from approximately 450,000 in 1997 to nearly four million in 2002.

         We believe that several factors are contributing to the Internet's growth on a worldwide basis, including the proliferation of lower cost personal computers ("PCs"); advances in the performance and speed of PCs, modems and networking components; improvements in network infrastructures, easier and more competitive access to the Internet and the increasing use of the Internet by businesses as a competitive tool. In addition, the emergence of a network of servers and information called the World Wide Web, which is rich in content, activities and services, has made the Internet more accessible in terms of providing information, products and services that people can use on a daily basis. A few examples of what is available on the Web include magazines, news feeds, radio broadcasts, and corporate, product, educational, research, and political information, as well as activities, including chat and Web communities and customer services, including reservations, banking, games and discussion groups. The rapid deployment of the Web has introduced fundamental changes in the way information can be produced, distributed and consumed, lowering the cost of publishing information and extending its potential reach. Companies from many industries are publishing products and company information or advertising materials and collecting customer feedback and demographic information interactively. The structure of Web documents allows an organization to publish significant quantities of information while simultaneously allowing each user to view selected information that is of particular interest in a cost effective and timely fashion.

         Furthermore, the Internet has become an important global medium that enables millions of people to obtain and share information and conduct business electronically. In China, additional factors driving the growth of the Internet include improving technological infrastructure, the increase in access to personal computers (PCS) and a rapid increase of the quantity of Chinese content driven by the government's on-line initiative and commercial enterprises, among other factors described below.

         INTERNET INFRASTRUCTURE IN CHINA

         China's Internet network presently  consists of four,  largely separate

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national networks:  ChinaNet, the largest Internet access provider, is owned and operated by the PRC government and is the only channel through which the domestic PRC network can connect to the international Internet network; Golden Bridge Network, a much smaller, commercial network; China Science and Technology Network, the nation's high technology research network; and China Educational and Research Network, linking China's academic and learning institutions from grade school to post-graduate level. A fifth network, the China Multimedia Services Network, is an asynchronous transfer mode, or ATM, network which relies on ATM switches and routers (which are poorly suited to carrying Internet protocol traffic, which results in inefficient use of network bandwidth), is currently under development and is already available in a number of cities.

         Until March 1997, these four networks had virtually no interconnectivity so that all Internet traffic had to be routed via the United States. Today, there is limited connectivity via low bandwidth (128K) leased line connections among the four networks, though these connections are completely saturated. As yet, there are no shared network access points or peering relationships (which are agreements among Internet networks and service providers which permit information to flow freely from one network to another) to improve the efficiency of network traffic. The various networks have little or no redundancy or back-up, and network flow is subject to frequent outages.

         All ISPs in China are connected to nodes operated and maintained by the Science and Technology Ministry of the PRC government. Nodes (the physical equipment through which ISPs connect to China's Internet backbone and which connect China to the international Internet) and routers (which send Internet data to the proper destination) have been established in 31 of China's largest cities such as Beijing, Guangzhou, Shanghai and Chengdu. Nodes located in coastal cities such as Beijing, Shanghai and Guangzhou provide China with its connection to the international Internet.

         The majority of commercial users access ChinaNet via dial-up accounts that support bandwidth speeds of up to 33.6Kbps, that is, the communications line can accommodate a maximum of 33,600 bytes of information per second. A bandwidth speed of 33.6Kbps currently represents the industry standard, though higher speed connections are available in certain areas of the world via cable and satellite, though such connections are not currently available in China.

         ACCESSING THE INTERNET IN CHINA

         In China, access to the Internet is accomplished primarily through the government's backbone of separate national interconnecting networks that connect with the international gateway to the Internet, which is owned and operated by the PRC government and is the only channel through which the domestic PRC network can connect to the international Internet network. Presently, almost all access to the Internet is through ChinaNet, the PRC's primary commercial network (operated by the Ministry of Information Industry), which is owned and operated by the PRC government. Four other Internet access providers are operating at a national level, albeit with small subscriber bases. Over the last several years, the PRC government and individual provinces, consistent with the central

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government's  policies  and  initiatives  to  establish  and  construct a modern telecommunications industry and information distribution system, have granted licenses to private organizations to provide Internet access services to the Internet's resources. In October 1999, there were estimated to be 150 private ISPs operating in China. Access services in China generally are limited to dial-up modem access whereby an individual's computer dials a number which connects the user to a network owned and maintained by the ISP, which either has access to the Internet backbone or is permanently connected to the Internet, and through which the user is connected to the Internet. ISP's in China all rely on the national telecommunications companies, such as China Telecom and China
Unicom,   to   provide   Internet   access   lines   and   to   maintain   local
telecommunications lines.

         In Beijing, it is possible for computer users to access the Internet by dialing a four digit number and logging-on using a three digit password, which is available to anyone. The only cost for the service is the telephone line charge [users pay local phone charges of roughly 4 RMB (US$0.50) per hour] that appears on the telephone line's monthly bill. The Golden Bridge Network, described below, has a similar access system, charged through the purchase of a pre-paid calling card, and is available in most major cities in China.

     GROWTH OPPORTUNITIES IN CHINA

     According to ChinaNIC ("CNNIC"), a department of the Chinese Academy of Sciences, by July 1999, China officially had 4 million Internet users, up from
2.1 million users at the end of 1998. A study conducted by Maverick Research Ltd., in conjunction with Virtual China Inc., estimates that the number of Internet users in China could increase to 15 million persons by mid 2001
(measured by numbers of users accessing the Internet, not by the number of computers connected to the Internet). IDC estimates that Web pages hosted in China grew from 100 in 1994 to 250,000 in 1998. According to The Internet in China, a study published in June 1999 by Strategis Group and BDA China, China is the fastest-growing Internet market in Asia. The study estimates that by the end of 1999, more than 6.7 million people in China will have Internet access, a number projected to grow to 33 million or more by 2003. Some forecasts project up to 100 million users by 2010, at which time China would surpass the United States as the country with the most Internet users.

     In addition to the factors described above, several specific elements are contributing to the growth of the Internet in China, including: the increasing familiarity, acceptance, and use of the Internet by the central and local governments, businesses, and consumers; the growing number of PCs installed in homes, offices, and public locations such as libraries and schools; the advent of the television set-top box that requires only a television set and telephone line for Internet access (at a cost significantly less than a PC and within the budget of many more Chinese than a PC); the increased availability of PCs for purchase through retail outlets in China; the decreasing cost of PCs and related peripherals; significant improvements and upgrades in progress in telecommunications network infrastructure, bandwidth, and connectivity; the popularity of e-mail and messaging services; and the emphasis placed by the PRC government on developing a national information infrastructure built, in part, on Internet connectivity under its Torch Program and the initiation of the

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Golden Projects,  launched in 1994, designed to increase economic efficiency and centralize the control of information.

     Under the Torch Program, the PRC government has already invested more than US$28 billion to install more than 100,000 km of optical fiber that now links 85% of the country. In addition, under the Golden Bridge Project, the PRC commenced development of the infrastructure for "informationizing" the national economy, which encompassed the construction of an infrastructure backbone over which other information services run and included a hybrid network of satellite and landline networks, which tie together the provincial and regional nodes. The Golden Bridge Project has given rise to CERNET (the China Education and Research Network, discussed above), which was intended to be China's entry into the Internet.

     The first direct fiberoptic link between China and the US - the US$1.2 billion China-US Cable Network project- is expected to be completed in the first half of 2000. This link will provide an explosion of information available within China. In order to make efficient and economical use of the coming flood of information, the Chinese government is encouraging foreign investment and assistance to develop its telecommunications and technology infrastructures.

     Over the last several years, as a part of the Torch Program initiative, China has taken steps to improve telecommunications for the masses by increasing cable television and telephone installations, both of which can support Internet access. As of the fourth quarter of 1999, cable television access was installed in over 100 million households in China and there was more than one television set for every eight people and one color television for each urban household. Telephone penetration in China is expected to rise at an annual average rate of 2% in the next five years and reach 22% by 2003 from the current 12%, with the focus placed on the rural and western part of the country, according to the Minister of the Information Industry. By 2003, the number of customers using fixed telephones will increase to 170 million from the current 100 million and the number of persons using mobile telephones will increase to 100 million from the current 36 million. In the Province of Sichuan, which has a population of approximately 100 million people, there are estimated to be approximately 3.44 million fixed line telephone subscribers and 546,000 mobile telephone subscribers. Though penetration of actual lines are low when expressed as a percentage of the overall population, these percentages translate into an enormous numbers of households when viewed in relation to the actual population.

     The Maverick Research Ltd. report forecasts that PC sales in China are expected to be 7 to 10 million units over the next two years. We believe that the confluence of telephone and cable television line installations and PC sales point to significantly increased Internet access use over the next several years.

     We do not believe that the economic downturn in Asia during 1998 and 1999 has effected or will impact the rate of Internet penetration in China or our other target markets for the following reasons:

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         o        Statistics evidence continued growth in use of the Internet;

         o The PRC government has adopted policies and taken initiative to develop the telecommunications infrastructure and to ensure that the Internet continues to grow; and

         o It appears that individual and business Internet users have determined that Internet applications such as e-mail and Web site advertising, offer lower cost substitutes for comparable non-Internet alternatives.

     E-COMMERCE IN CHINA

         The Internet is dramatically affecting the methods by which consumers and businesses are evaluating and buying goods and services, and the methods by which businesses are providing customer service. The Internet provides online merchants with the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economies of scale, while providing consumers with a broad selection, increased price comparison power and convenience. In the last several years, many companies have emerged that focus solely on the Internet as the medium for selling products or delivering services directly to purchasers, bypassing traditional wholesale and retail channels. Furthermore, traditional businesses are implementing sophisticated Web sites and extranets to effect electronic commerce initiatives that offer competitive advantages.

         These businesses are deploying an expanding variety of Internet-enabled applications, ranging from Web site marketing and recruiting programs to on-line customer interaction systems, integrated purchase order and "just-in-time" inventory solutions for key customers and suppliers. These capabilities require increasingly complex Web sites and support operations. In addition, advances in on-line security and payment mechanisms are alleviating concerns associated with conducting transactions in an open-platform environment, thus prompting more consumers and businesses to use the Internet in conjunction with purchases and more businesses to offer a greater breadth of electronic commerce services. IDC estimates that the number of consumers buying goods and services on the Internet will grow from 17.6 million in 1997 to over 128 million in 2002, and that the total value of goods and services purchased over the Internet by consumers and businesses will increase from approximately $12 billion in 1997 to over $425 billion by 2002.

         The opportunities for e-commerce in emerging markets such as China are magnified by the inefficiencies of existing product and service distribution systems. Products are available sporadically, if at all, in certain locations and at prices which do not reflect the world-wide competitive environment or other market forces. Alternatively, e-commerce affords customers access to a greater variety of products and services at prices consistent with world markets. These factors are expected to be the primary driving forces behind the projected explosive growth of e-commerce in China. In fact, China's President, Jiang Zemin has described e-commerce as "the future of business" and called on developed countries to provide less developed countries with the technology and other assistance needed to promote it. This statement, made at such a high

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level,  reflects the emphasis China is beginning to put in the economic benefits of having a wired nation.

         Currently, e-commerce is not developed in Greater China nearly to the extent it is in the United. The most cited obstacle to e-commerce in China is the lack of a nation-wide credit card verification system. Although credit cards such as MasterCard and Visa operate in China, these cards predominantly are issued by individual banks and their use is limited because of the inability of merchants to clear transactions with banks with which they do not have a relationship. The PRC, as a part of its Golden Projects initiative, has proposed the Golden Card project which has targeted the development of a nationwide, inter-bank credit card clearing house by the year 2000. The development and widespread issuance of credit cards would inaugurate the e-commerce era in China. We believe that as this market matures, credit card use and additional methods of making online payments will increase, and e-commerce will generate significant retail revenue.

         E-commerce is relatively prevalent among state sector and government controlled businesses but is almost nonexistent among individual consumers. In the summer of 1998, the Ministry of Foreign Trade and Economic Cooperation (otherwise known as "MOFTEC") went on-line with its China Market Web site, the country's first official export-oriented business-to-business e-commerce site. One report suggests that this site was organized because the preponderance of major business is conducted by state-sector and government controlled businesses and that it will serve as the foundation for consumer oriented e-commerce. However, by some estimates e-commerce is on the cusp of explosive growth. According to BDA China/Strategis Group, China will have over 33 million Internet users employing over 37 million computers by the end of 2003 and IDC predicts that China's e-commerce market will burgeon to over $11 billion by 2004, up from $43 million in 1999 (though no break-down between e-commerce derived from business customers relative to individual consumers was provided in this study).

         While e-commerce is in its infancy in China, companies such as China.com Corporation and Sina.net, have rolled out fully diversified sophisticated Web Portals to deliver content, products and services targeting Chinese speaking people in China, Hong Kong and Taiwan. Similar Web sites have been and will be developed and as they condition the Chinese market to the possibilities of e-commerce for the masses, e-commerce will gain increasing acceptance as a purchase medium for consumers and as an advertising tool for businesses.

         In a study conducted by CNNIC, the typical Internet user in China is a young, college educated, urban male, who is technically oriented and accesses the Internet via the Windows operating system. A very high percentage reside in China's major cities. According to the report, 37% of users have annual incomes between 400 and 1,000 Renminbi (the official Chinese unit of currency, valued, by the PRC government, at RMB8.28 per US$1). These persons are influenced by and, in essence, are a part of Western culture. We believe that this segment of the population will be the driving force behind the first wave growth of e-commerce in the future. We also believe that the prospect of engaging in

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e-commerce,  both from a consumer and business  perspective,  will be one of the driving forces behind the growth of the Internet in China.

         We believe that e-commerce will serve as one of the driving forces behind the growth of the Internet in China and that all aspects of our business will benefit from the growth of e-commerce. Businesses will develop Web sites to attract e-commerce consumers and sell products and more consumers will access the Internet to purchase goods and services over the Web. We believe that such growth will benefit our company on many levels. First, as e-commerce and other Internet and Web based services attract more consumers, Sichuan Guo Xun's user base will grow and our revenues will increase accordingly. Second, as Internet use and e-commerce grows in China, we plan to expand Sichuan Guo Xun's ISP value-added services into e-commerce areas, which typically afford higher margins than Internet access and e-mail/messaging services. Such value added services include Web site design and maintenance consulting services; co-location services, whereby we provide secure space to house customer-owned Internet equipment; Web hosting services including shared and dedicated hosting on our servers for customer Web sites as well as collocation hosting of customer supplied servers in our facilities; and consulting services with respect to connecting corporate networks to the Internet, use of the Internet as a revenue generating tool and other services, which our clients may find useful. In addition, we plan, as capital permits, to develop a content driven Web portal through which we expect to offer content delivery services, such as search engines, directories and local information all in the Chinese language and directed specifically to users in China; community products such as chat and message boards; online advertising and marketing solutions; and e-commerce activities.

OUR ISP CONSULTING SERVICES.

         We provide consulting services to ISP's in China. Our services include consulting with respect to technical issues, management and administrative services. Currently, we render our services to one ISP in China and we are actively seeking other clients throughout China.

         On September 9, 1999, our subsidiary, Sichuan CathayOnline Technologies Co. Ltd., a foreign enterprise established under the laws of the PRC and wholly-owned by us through CathayOnline Technologies (Hong Kong) Ltd., entered into an Exclusive Management and Consulting Services Agreements with the Sichuan Province ISP, Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si ("Sichuan Guo Xun"), which offers dial-up Internet access to consumers and businesses. Sichuan Guo Xun is one of nine ISP's licensed by the Province of Sichuan to provide Internet access to consumers and businesses in the Province, and one of only five operating ISP's in Sichuan (this figure includes ISP's operated by the PRC government or agencies thereof). Under the terms of this agreement we furnish to Sichuan Guo Xun managerial and technical consulting services, including

         o        value added  services with respect to planning,  designing and
                  implementing   computer   networking   and   data   processing
                  operations;

         o services related to the development and implementation of computer and electronic communications; and

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

         o        administrative services.

         Owen Li, the General Manager of our subsidiary Sichuan CathayOnline Technologies Co. Ltd., has approximately three years of experience operating an ISP in China and is responsible for all of our operations in the Province of Sichuan.

         In consideration of the services we render to Sichuan Guo Xun, we receive a fee equal to 90% of the net profits generated from Sichuan Guo Xun's operations. The agreement with Sichuan Guo Xun extends through March 2003 and automatically renews for three and one half years upon its expiration. At October 31, 1999, Sichuan Guo Xun served approximately 2,500 subscribers in the City of Chengdu, which has approximately 10 million residents.

         In addition, we have agreed to fund the development and support of Sichuan Guo Xun by infusing cash into our PRC subsidiary, Sichuan CathayOnline Technologies Co., Ltd. To date, we have funded this entity with $700,000 which has been used to purchase infrastructure, such as computer hardware and software, and have invested in other supporting items and personnel. The hardware and software that we have provided to date has allowed Sichuan Guo Xun to increase the number of users it can accommodate from 2,500 persons to 25,000 persons. The equipment consists of (a) an intelligent voice/fax processing platform with appropriate hardware and software; (b) 32 E1 fiber optical connection channels (four of which are in service at this time) to the China Telecom/Unicom PSTN systems; (c) 4 E1 DDN fiber optical point station to the Internet backbone (only one E1 is in service now); (d) a power supply system (can support up to 125A); (e) a 220V to 48V conversion battery UPS systems; and
(f) Local Area Network equipment (with Cisco routers, Compaq servers, IBM servers). We will continue to invest in Sichuan Guo Xun to develop a world class ISP.

         SICHUAN GUO XUN XUN XIN XI CHAN YE YOU XIAN GONG SI ISP

         Sichuan Guo Xun was issued an ISP license by the PRC government on September 8, 1999. Under the terms of the license, it may engage in the business of operating computer information international networking, which includes operation of an ISP and the right to provide e-mail and similar services.

         Sichuan Guo Xun commenced ISP operations in September 1999. Its principal offices and hardware facilities housing its infrastructure equipment are located in Chengdu. Sichuan Guo Xun possesses limited hardware which allowed it to service 2,500 subscribers, which has been augmented by the equipment and support we have invested in our PRC subsidiary. Sichuan Guo Xun's leases one E1 line, having a bandwidth of 2.04 megabytes of data, to connect it with the Internet node in Chengdu and three E1 lines for dial-up purposes. Sichuan Guo Xun has the ability to expand to 32 dial-up lines at any time. Its network capacity can accommodate 25,000 users and approximately 120 dial-up telephone numbers through which a subscriber can enter the ISP. Over the next several months, Sichuan Guo Xun will increase its bandwidth by leasing additional lines to connect its facilities to the node in Chengdu and lease additional dial-up lines to accommodate increased user demands. We have been advised that Sichuan Guo Xun can increase the number of dial-up lines available to it to up 960 telephone numbers.

         Sichuan Guo Xun is connected to the regional node maintained by the PRC Ministry of Science and Technology located in Chengdu by telephone lines leased from China Telecom and Unicom. Through this node, it is connected to China's Internet backbone network, which permits it to route data to destinations, including international sites, not on Sichuan Guo Xun's network.

         We will continue to invest in the enhancement and expansion of Sichuan Guo Xun's infrastructure to support customer growth and accommodate increased customer usage. We will provide the hardware, software and technical assistance necessary to create a reliable network to satisfy Sichuan Guo Xun's customers' demands. We plan to provide Sichuan Guo Xun with additional capital in the next year, as our financial position permits, to increase and support growth of the subscriber base and to accommodate increased demands on the system.

         Sichuan Guo Xun leases telephone lines on a monthly basis from the PRC's telephone utilities, such as China Telecom and China Unicom, over which users access the Internet. Internet line access is expensive and has BEEN CITED AS THE PRIMARY IMPEDIMENT TO THE GROWTH OF THE INTERNET IN CHINA. Currently, Sichuan Guo Xun leases the line that connects it to China's Internet backbone at the node in Chengdu at a cost of approximately $18,116 per month. Sichuan Guo Xun leases the lines through which its subscribers gain access to the Internet at a cost of approximately $1,087 per line per month for an aggregate of approximately $3,261 for the three lines it LEASES. We believe that with the break-up of China Telecom, formerly the PRC's telephone monopoly, and the ensuing competition among the resulting entities (which continue to be government owned), that monthly line charges will continue to decrease. Internet access line charges represent approximately 20% of Sichuan Guo Xun's total operational costs and any reduction in these expenses will increase net revenues and accrue to our benefit.

         Sichuan Guo Xun presently provides Internet access services to approximately 2,500 individual consumers and businesses located in the City of Chengdu and anticipates expanding its service area to include other major CITIES IN THE PROVINCE OF SICHUAN DURING THE NEXT 18 Months. Subscribers are provided with software to load onto their computer which will allow their computer to interface with the ISP and in which they will store the ISP access telephone numbers. A computer modem (now standard on most computers), an electronic device for converting between serial data from a computer and an audio signal suitable for transmission over telephone lines, dials the ISP access number and interfaces with the ISP at a point of presence, thereby giving the user access to the Internet. Users can then type in the Internet address or uniform resource locator ("URL") and gain entry into the Internet site. Users gain access to the international Internet thought Sichuan Guo Xun. Some Internet sites are blocked by the PRC government because of content offensive to the PRC and users will not be able to gain access to these sites. In addition, Sichuan Guo Xun could be subject to substantial fines and criminal penalties, including the loss of its license, in the event users of its service gain access to proscribed sites or content. See "Government Regulation."

         Subscribers pay for Sichuan Guo Xun's services either through a debit account, credit card or by way of "e-cash," (a payment method similar to a checking account whereby a consumer either deposits funds with or maintains a cash account with a financial institution and can direct payments to be made from such account electronically, that is, over the Internet). We are exploring the possibility of having local telecommunications carriers to bill the services on the subscribers' monthly telephone bill.

         THE PROVINCE OF SICHUAN

         The Province of Sichuan is situated in the western section of China and is bounded on the south and west by the Yangtze River. It is China's largest province with 100 million residents, approximately 10 million of whom reside in the capital, Chengdu. Sichuan is the fifth largest province in geographic area and its gross domestic product, which was approximately $50 billion in 1998, ranks fourth among China's provinces. Sichuan is characterized by dense population, heavy industry and agricultural prosperity. Sichuan has approximately 3.44 million fixed line telephone subscribers and 546,000 mobile telephone subscribers, thereby giving them access to the Internet. Sichuan has numerous universities, high-tech businesses and heavy industry, the primary users of the Internet in China.

         We believe that the small number of operating ISPs in Sichuan, its demographic profile as well as the technological and physical infrastructure, including telephone lines, are all positive factors which will permit Sichuan Guo Xun's subscriber base to grow significantly over the next several years and we have developed a marketing plan to effectuate such growth.

WEB BASED E-MAIL AND ADVANCED MESSAGING PRODUCTS AND SERVICES.

         We provide, through our wholly-owned subsidiary TorchMail.com, Inc., Web based e-mail and messaging solutions on the Internet for Chinese speaking consumers and Chinese businesses in China and throughout the world. Our e-mail and messaging services are provided through the facilities of USA.NET, Inc., the largest independent Web-based consumer e-mail service on the Internet, which adapted and customized its professional messaging services and e-mail applications to the Chinese language for us to employ in our product offerings

         ELECTRONIC MAIL (E-MAIL)

         The  Internet is quickly  becoming an  important  communications  tool, advertising medium and sales channel for both consumers and businesses worldwide. IDC estimates that the number of Internet users worldwide will grow from 97 million in 1998 to 502 million by the end of 2003, and that the number of devices able to access the Internet will increase from 120 million in 1998 to 515 million by the end of 2002. Jupiter Communications estimates that online advertising revenue will grow from approximately $1.9 billion in 1998 to approximately $7.7 billion in 2002. We believe that e-mail and advanced messaging services will continue to be key drivers of Internet usage and growth because they are among the most popular Internet applications today. E-mail is a powerful yet inexpensive means of handling a wide variety of business-to-business, business-to-consumer and personal communications at any time and from any location.

         According to the CNNIC report, 94% of the Internet users cite e-mail as a motive for accessing the Internet and almost 91% of Internet users cited e-mail as the most frequently used service. A United States Embassy report on the Internet in China indicates that over 9% of information carried by Internet circuits in China is devoted to e-mail.

         By way of comparison to United States e-mail trends, Forrester Research reports that the number of e-mail users in the United States is expected to increase from 75 million in 1998 to 135 million in 2001. In addition, IDC estimates that the total number of e-mail messages sent per day in the United States will increase from 2.1 billion in 1998 to 7.9 billion in 2002.

         We believe that the growth in the use of e-mail is being driven by its convenience, speed, relatively low cost and the ability to send multimedia attachments, such as video clips, graphics files, audio files, documents and spreadsheets. These products are available because of new industry wide e-mail protocols. New Internet protocols enable a user to access messages from a variety of devices. These protocols allow Internet servers to route mail from the sender to a destination so that users with a Web browser, such as Netscape Navigator or Microsoft Internet Explorer, to access their messages from any computer, terminal or device that is connected to the Internet. These protocols also allow users to sort messages, search for specific text in a message, and manipulate folders and mailboxes while those files are still on the server host instead of on the user's computer or alternative Internet access device. This is particularly valuable for users who access their messages from different computers with different e-mail software. In addition, these new protocols allow users to have a common mailbox and customized folders and mailboxes that are not specific to a particular computer or alternative access device.

         The new Internet protocols are facilitating a convergence in messaging, including e-mail, voice mail and fax communications onto a single platform with a single standard. For example, these new standards will allow voice mail messages to become audio attachments and faxes to become image attachments to e-mail messages. As a result, users will be able to read, view, listen and respond to different message types using a common interface that can be accessed by traditional PCs or a variety of other Internet access devices, including wireless telephones, network computers, pagers, personal digital assistants and television set-top boxes. The multiplicity of products and uses for e-mail are making it an essential communications medium and businesses and consumers expect their e-mail service to be as reliable as their telephone service. To remain competitive, businesses must be able to rapidly deploy an advanced e-mail system, manage the system effectively and increase its capacity. As the number of e-mail users grows and the volume and complexity of messages increases, e-mail systems must be able to accommodate increasing user demand and rising storage requirements.

         Today, many businesses have implemented in-house e-mail systems that require hardware, software and technical and administrative resources. Creative Networks, an e-business consulting and research firm, estimates that to acquire, deploy and operate an in-house messaging solution for 5,000 users, a business must spend approximately $640 per user's mailbox per year. Even at this level of investment, we believe many businesses still face significant downtime and unreliable service. According to the Gartner Group, the percentage of large businesses that expect to outsource at least some of their e-mail systems is estimated to grow from 10% in 1998 to 25% in 2000. Additionally, Forrester Research estimates that the amount spent on outsourced e-mail services will increase from an estimated $8 million in 1997 to over $1 billion in 2002. We believe that a growing number of businesses will outsource their messaging services to ensure a more reliable, cost-effective and less resource-intensive solution than their own in-house e-mail system.

         WEB BASED E-MAIL AND MESSAGING AS A BUSINESS AND MARKETING TOOL

         The Internet has emerged as an attractive new medium for advertisers. The Internet allows advertisers to target desired demographic groups or consumers in specific geographic locations. It also allows them to interact more effectively with consumers and capture valuable data about buying patterns, preferences and demands. The Internet allows advertisers to present messages to specific, targeted audiences, and to enable users to interact with advertising information presented in Web pages. This characteristic of the Internet also permits advertisers to measure more precisely the number of impressions, or times that an advertisement appears in page views downloaded by users, through verification by an independent third-party auditor.

         Advertisers can also measure the effectiveness of advertising in generating "click throughs", or user requests for additional information made by clicking on the advertiser's banner linking the user to the advertiser's Web site. We also believe that technological developments may result in greater ability to provide information and analysis about the effectiveness of Internet advertising and the demographic profiles of users, as well as the ability of advertisers to modify frequently and tailor more closely their messages. This should result in more targeted, higher impact advertising opportunities, and greater integration of Web-based advertising into the range of marketing channels available to advertisers.

         E-MAIL IN CHINA

         According to the CNNIC report, 94% of the Internet users in China cite e-mail as a motive for accessing the Internet and almost 91% of Internet users cited e-mail as the most frequently used service. A United States Embassy report on the Internet in China indicates that over 9% of information carried by Internet circuits in China is devoted to e-mail. By way of comparison to United States e-mail trends, Forrester Research reports that the number of e-mail users in the United States is expected to increase from 75 million in 1998 to 135 million in 2001. In addition, IDC estimates that the total number of e-mail messages sent per day in the United States will increase from 2.1 billion in 1998 to 7.9 billion in 2002. We expect that e-mail in China will continue to grow as the number of Internet users increases.

OUR AGREEMENT WITH USA.NET

         On July 1, 1999, our whooly-owned subsidiary TorchMail.com Inc. entered into a Reseller Agreement with USA.NET, Inc. which entitles us to offer its Web based e-mail and messaging services to our customers. USA.NET is the largest independent Web-based consumer e-mail service on the Internet and presently services approximately 12 million business and consumer mailboxes. We began full-scale marketing of our suite of e-mail products in early January 2000.

         We will offer to our individual and business customers, through USA.NET's infrastructure, a variety of Web based consumer e-mail services and commercial messaging services as well as comprehensive message outsourcing services. We believe that USA.NET offers messaging solutions on highly reliable and scalable, or expandable, technology that include advanced features, universal accessibility and a high level of security. We also believe that we can leverage USA.NET's strong and respected brand recognition to grow our e-mail subscriber base.

         Our agreement with USA.NET provides that we will have "First to Market Protection" within a territory comprising the PRC, Hong Kong, Singapore, Taiwan, and the Philippine Islands (the "Territory") for a specified period after we accepted delivery of the Chinese language version of USA.NET's e-mail and advanced messaging products (December 1, 1999). During this period, USA.NET may not form competing relationships with other resellers in the same industry in the Territory. This protection will afford us the opportunity to effectively market, advertise, support and resell the customized services in the Territory during such period. After the expiration of this period, USA.NET will be entitled to enter into relationships with other entities to identify, register and support customers and provide the services that we will offer.

         The Reseller Agreement includes monthly sales quotas that require us to sell a certain number of "seats" (defined as an electronic mailbox created within a customer's account) during each month of our agreement with USA.NET and a specified number of seats during the first year. If we are able to meet the minimum annual quota, USA.NET will grant to us a right of first refusal to serve as its exclusive reseller within the Territory for the initial term (one year) and for each successive term of the agreement, if it is renewed by each of us thereafter. It is our intention, if funds become available, to purchase the minimum number of seats required to meet the first year's annual quota during the period in which we have First to Market Protection which will allow us to solidify our competitive position and develop our marketing techniques to ensure that we can thereafter continue to be the sole provider of USA.NET's Web based e-mail and messaging services in the Territory. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Our agreement with USA.NET provides that it will handle customer support with respect to all seats, however, given that the inquiries will be in the Chinese language and given further that USA.NET's support services are limited to responses in English, we will establish e-mail/messaging services support operations and maintain a customer service department staffed by Chinese speaking employees and implement support procedures to respond to customer support questions and ensure that our subscribers receive reliable service. Ultimately, we will be responsible for handling customer support for our Chinese-speaking customers but will have the benefit of relying upon USA.NET for answers to questions or responses to problems which we cannot solve ourselves. As yet, we have not established customer support operations nor have we engaged any personnel to staff the customer support center.

         WEB BASED E-MAIL AND MESSAGING PRODUCTS

         We believe that the market for Web based e-mail and messaging products can be divided among business and corporate users, on the one hand, and individual consumers, on the other. Business and corporate users can use Web based e-mail/messaging products and services both as an intra-corporate communications device as well as a marketing and advertising tool to reach millions of potential customers. Individual consumers tend to rely on e-mail as a communications device. We have developed marketing strategies directed to each of these groups and offer distinct products and services to satisfy each group's demands.

     We will offer our basic Web based e-mail services to individual consumers free of charge and charge individuals for additional premium services. We will charge business customers fees for the TorchMail premium messaging services. Business customers may select from a wide range of products and services that will be priced based upon the services selected. Service charges will be payable by subscribers via "e-cash," debit or credit card.

     We accepted delivery of the Chinese version of USA.NET's Web based e-mail and messaging suite of products on December 1, 1999 and recently commenced full-scale marketing of these products. As of the date hereof, our subscriber base is nominal.

     In return for providing basic messaging services to individual users free-of-charge, we may integrate revenue-producing advertising on the TorchMail Web site (e.g., banner ads, clickthrough links, and direct delivery content). We hope to generate revenue from advertising on our TorchMail Web site as well as from the promotion of opt-in content delivery, which is marketing information and special offers from advertisers that users can choose to receive. We will seek to develop and maintain up-to-date demographic profiles and information about our customers, by studying their clickthrough preferences, to permit advertisers to target groups with pinpoint advertisements. We may be able to sell such demographic information (except as to Hong Kong residents where the distribution of such information is illegal) for a profit.

     Although advertising naturally segues with our Web based e-mail and messaging services and is a practice followed by most similarly situated Western Internet companies, we have focused our attention on organizational activities such as securing agreements with Sichuan Guo Xun and USA.NET, and only recently have begun to explore the possibilities of advertising by way of our TorchMail Web site.

     We have  entered  into a letter of intent with an entity  which will permit

TorchMail to develop a financial Web site and offer to our customers us real time stock quotes from exchanges around the world and financial news services as provided by Standard & Poor's Corporation (through a duly licensed provider of such services based in Canada), and grants to us a right of first refusal to offer Web based e-mail and messaging services to any other entities which feed this supplier's live stock quotes through their Web sites. We have not entered into a final agreement for the services which are the subject of the letter of intent and no assurance can be given that any such agreement ever will be finalized.

     We intend to implement our Web based e-mail and messaging services in two phases. Phase One, which currently is underway, encompasses the offering of Web based e-mail and messaging services to individuals and business customer within the Territory. In Phase Two we will make available television set top boxes through which a user may access and send e-mail and browse the Web and develop and offer new products consistent with technological advances.

     Users of our Web based e-mail and messaging services will receive a permanent e-mail address of their choice with a "torchmail.com" domain name (e.g. username@torchmail.com). We provide the basic service free of charge. The user's e-mail address does not change regardless of how often the user switches employers, schools or Internet service providers. Users can send or retrieve e-mail through our TorchMail Web site (www.torchmail.com) from any computer connected to the Internet with a standard Web browser. Since our system is Web-based, users do not need to download or install special software to access the service, but if they desire, they can view their messages through popular software programs such as Netscape Messenger or Microsoft Outlook.

     All of our users can use TorchMail's set of free basic features to:

         o Store up to five megabytes of data (additional storage space is available at a nominal charge);

         o        Consolidate messages from multiple Post Office Protocol;

         o        Compliant mailboxes into one mailbox;

         o        Block unwanted messages;

         o        Attach large, complex files to their messages;

         o        Store frequently used e-mail addresses in an address book;

         o        Spell check messages;

         o        Organize and archive messages in customized folders;

         o        Add  customized  signatures  to their  messages;  and

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

         o        Create automatic replies to incoming messages.

     Our subscribers will have the advantage of advanced privacy and security features. Each user has an account that the user can access only after entering a unique user name and an individually selected password. Users accessing their accounts via a public computer or other access device can choose to disable the memory cache, meaning that viewed pages are expired rather than stored in the browser's memory so that subsequent users of the public computer or other access device will not be able to read the user's messages. Users can also subscribe to several fee-based premium services, including virus scanning, pager notification, e-mail forwarding and Post Office Protocol access. Users pay for these premium services on a monthly or annual basis.

     We will offer a wide variety of fee based, tiered packages of commercial Web based e-mail and advanced messaging services including:

         o Professional Messaging: A branded Web-based e-mail account to be offered on a fee basis to individual companies, small businesses, and value-added retailers ("VARs"). Companies are provided with a full-featured branded e-mail address (e.g., _ HYPERLINK mailto:ownername@companyname.com) and a suite of
                  branded       e-mailboxes      for      employees       (e.g.,
                  employeename@companyname.com). Each e-mailbox is Web-based, making it accessible from any location in the world that provides Web access. Professional Messaging is offered on a tiered-subscription basis, with fees based on the number of e-mailboxes included in a suite and the types of optional value-added services selected. Optional value-added premium services, if not included in a particular subscription bundle, include spam blocking, read receipt notification, e-mail collecting and forwarding, signature verification, mail management (e.g., user management, alias management, etc.), pager notification, and other such services.

         o Enterprise Messaging: Represents a fee-based feature-rich and reliable Web-based e-mail services and e-mail management services for businesses, including VARs, that desire an e-mail system but prefer to avoid the expense, time and resource consumption, and the inconvenience of installing, operating, and supporting a proprietary in-house system. Enterprise Messaging is customized to meet the specific needs of a business, and is offered on a tiered-subscription basis, with fees based on the types and levels of services requested. Optional value-added premium services, if not included in a particular subscription bundle, include junk mail blocking, read receipt notification, e-mail collecting and forwarding, signature verification, customized interface and administrative reports, pager notification, and other such services.

         o Web Messaging for Portals-- A combination of free and fee-based web-based e-mail, messaging, and other services that portal operators can provide to their portal site visitors and customers. Free services include message storage, mail

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

                  collection, spam blocking, file attachment, address book, company directory, spell checking, and folder and message management. Services available to portal operators on a tiered- or custom-contract basis include most of the specialty services offered in the Carrier Messaging for Service
                  Providers program; assistance with setting up, managing, maintaining, and upgrading a branded Webmail site; and mail management features that let a portal operator maintain account-level control. We believe that when these services are combined, they provide a Web portal operator with the opportunity to build a loyal customer base, increase advertising revenue through its own advertising sources and through shared revenues from ads provided through its affiliation with us, and improve the effectiveness of its customer communications. Our Web Messaging for Portals program is structured to offer portal operators services similar to those that USA.NET provides to customers such as American Express(R)and Netscape(R)Netcenter.

         Today, many businesses have implemented in-house e-mail systems that require hardware, software and technical and administrative resources. Creative Networks, an e-business consulting and research firm, estimates that for United States based companies to acquire, deploy and operate an in-house messaging solution for 5,000 users, a business must spend approximately $640 per user's mailbox per year. Even at this level of investment, we believe many businesses still face significant downtime and unreliable service. According to the Gartner Group, the percentage of large businesses in the United States that expect to outsource at least some of their e-mail systems is estimated to grow from 10% in 1998 to 25% in 2000. Additionally, Forrester Research estimates that the amount spent on outsourced e-mail services by United States based entities will increase from an estimated $8 million in 1997 to over $1 billion in 2002. While these figures represent trends in the United States and there is no comparable information for China, we believe that a growing number of businesses, both in the United States and China, will elect to outsource their messaging services to ensure a more reliable, cost-effective and less resource-intensive solution than their own in-house e-mail system. Consequently, we believe that outsourcing of Web base e-mail and messaging services for businesses will continue to grow in China.

         During Phase Two, we will complete our roll out of the Chinese-language version of TorchMail.com and begin to offer new products and services as developed by USA.NET and others and as PRC laws permit. These products will be developed on an in-house basis and through strategic alliances with a number of different companies based in China and other parts of Asia and the world.

         In addition during Phase Two, we intend to commence offering an Internet television set top box that will permit anyone with a television set and a telephone line to send and receive e-mail and browse the Internet. The Company intends to make its Internet TVTopBox available for purchase through retail outlets, which will provide sales revenue, and to bundle the set-top boxes with value-added subscriptions to TorchMail.com services, as well as subscriptions to Sichuan Guo Xun's Internet access service. We envision that the typical purchaser of the TVTopBox will never have owned a PC and will have had little to no experience operating computers, may have less than a college education and be somewhat intimidated by technology. Given these assumptions, we believe that the TVTopBox is an attractive alternative to the PC for the following reasons:

         o Low price; computer (and consequently Internet) penetration is limited by the cost of PCs, which are beyond the reach of the average consumer financially, whereas the TVTopBox will be significantly less expensive; and

         o Ease of use; TVTopBoxes will be simpler to use than PCs as these devices will be "plug-and play" ready.

         The TVTopBox relies on existing technology and can be manufactured in China at a cost which will allow us to sell the product at a price point which we believe may be in the range of many Chinese families.

         TERMS OF OUR ACQUISITION OF TORCHMAIL

         By agreement dated July 2, 1999, we acquired all of the outstanding shares of the capital stock of TorchMail.com Inc., a corporation organized under the laws of the Turks and Caicos Islands, British West Indies, from the sole holder of all such shares. TorchMail.com Inc. had, on July 1, 1999, entered into an agreement with USA.NET, Inc. to develop the Chinese language version of its Web based e-mail and messaging services in the Chinese language and appointed TorchMail.com Inc. as its First Right to Market the Web based e-mail and advanced messaging services and products described above.

         Pursuant to our agreement with the sole shareholder of TorchMail.com Inc., we paid US$10,000 and we issued 2,500,000 shares of our Common Stock upon the closing of the agreement. We also have agreed to pay additional consideration to the seller of the TorchMail.com shares as follows:

         o upon the resale of 360,000 seats, we will issue an additional 2,500,000 shares of our Common Stock;

         o upon the resale of 500,000 seats, we will issue an additional 1,250,000 shares of our Common Stock;

         o upon the resale 700,000 seats, we will issue an additional 1,250,000 shares of our Common Stock;

         o upon the resale of 35,000 seats and up to the resale of 99,999 seats, we will pay a fee equal to $.01 per seat per month;

         o upon the resale of 100,000 seats and up to the resale of 199,999 seats, we will pay a fee equal to $.03 per seat per month;

         o upon the resale of 200,000 seats and up to the resale of 299,999 seats, we will pay a fee equal to $.05 per seat per month;

         o upon the resale of 300,000 seats and up to the resale of 399,999 seats, we will pay a fee equal to $.07 per seat per month; and

         o upon the resale of 400,000 seats and above, we will pay a fee equal to $.10 per seat per month.

         We believe that we will generate sufficient income from each seat resold by us to support the payments to the seller of TorchMail.com Inc. as required pursuant to this agreement. See "Management's and Discussion and Analysis of Financial Condition and Results of Operations."

TOP LEVEL DOMAIN NAME REGISTRATION.

         As the Internet and e-commerce grow in China, we anticipate that more and more businesses and individuals will seek to establish a presence on the Web by organizing and maintaining Web sites which incorporate their name or other identifying mark. Each Web site must have a unique title. This title or name is registered with Internet Corporation for Assigned Names and Numbers ("ICANN") and the U.S. Department of Commerce, thereby foreclosing that name from use by others.

         We have entered into an agreement with register.com, inc. which entitles us to offer to our TorchMail customers Internet top level domain name registration of their Web sites. Top level domain name registration includes registration of generic top level domain names such as sites which end with
 .com, .net and .org and various country top level domains such as .fm, .md and .dk. (all of which refer to specific countries.

     register.com's services include:

         o        verification of domain name availability;

         o        confirmation of end-user intent to register the name;

         o procedures by which the end-user or Web site registrant must login to create or re-use domain registration profile;

         o        billing of the end-user; and

         o entering the end-user's domain name in appropriate registrar data bases.

     Torchmail customers click hot link text or graphics on the TorchMail Web site which, when clicked, automatically accesses the TorchMail/register.com co-branded Web site titled TorchMail.register.com. At our co-branded Web site, our customers furnish certain required information which permit register.com to complete the domain name registration. Domain name registration is completed immediately upon receipt of the application and payment of the fee and verification of availability of the domain name. Our customers pay register.com a fees of from $70 for two year for top level domains and up to $250 per domain name registration for top level country domain names for a period of two years.

         In accordance with our agreement with register.com, we receive a commission for each domain name registered by our customers. Our commission is based upon the number of domain names registered per month and is calculated as a percentage of the fees paid to register.com for each domain name registration. As the number of generic top level domain names registered in each month increases, the percentage of fees payable to us a commission increases. We will receive commissions equal to from 10% to 30% of register.com's net fees for top level generic domain name registration. We will receive a fee equal to 10% of each country code top level domain name registered by register.com.

         Our agreement with register.com extends for a period of three years and automatically renews for additional one-year terms unless written notice of a party's intention to cancel the agreement is furnished within ninety days of the scheduled expiration date.

FINANCIAL CONTENT INTERNET SITE.

         The liberalization over the last several years of many of China's long-held social and economic policies have impacted the way business and investment is conducted in China. Businesses compete on a global level for customers and capital and individuals have begun to realize disposable income, a portion of which they invest locally and worldwide. Business and financial publications have experienced corresponding growth which mirror society's transformation. We believe that there are few comprehensive Web sites devoted to Chinese business, financial and investment information. We will seek to address the deficiency we perceive in the market for business, financial and investment information on the Web by developing an Internet content provider dedicated to these disciplines.

         Toward that end, we have entered into an agreement to purchase a 62.5% interest in CMD Capital Limited, a Hong Kong corporation, which, through its 70% owned subsidiary, owns all of the outstanding capital stock of CHINA INVESTMENT, a monthly journal duly registered in the PRC and currently in registration in Hong Kong. CHINA INVESTMENT, currently printed only in traditional Chinese characters (which are understood predominantly in Hong Kong and Taiwain and sparingly in China), provides analysis and reports on important economic, business and financial issues and activities throughout China. Its current subscription base comprises approximately 35,000 BUSINESS EXECUTIVES. CHINA
INVESTMENT'S primary assets, insofar as the development of a Web site is concerned, are the relationships it currently maintains or is developing with government sanctioned news providers. We believe that the news from these sources, both in quality and quantity, can serve as the basis for a financial Web site devoted to Chinese business, financial and economic issues.

         We intend to develop a web site that tracks a china investment's journal format as well as adding the timely, up to the minute information that can be made available only on the Internet. When complete, we expect that the Web site will provide:

         o        THE FULL CONTENT OF THE CURRENT ISSUE OF CHINA INVESTMENT;

         o        weekly reviews and summaries of important information;

         o        KEY TOPICS FROM THE NEXT ISSUE OF CHINA INVESTMENT;

         o        SELECTED REPORTS FROM PREVIOUS ISSUES OF CHINA INVESTMENT;

         o daily updates of important business information presented on a region by region basis;

         o        a search engine for text and keywords in a document;

         o        a database of economic and demographic data relating to China;

         o        real-time video news, interviews and chat;

         o        fee based services, including research reports; and

         o        opportunities for e-commerce.

         We intend to implement the development of the Web site in stages in the order presented in the foregoing list. We expect to inaugurate the Web site with several of the above-described features and to add additional features in time, as funds permit and a may be warranted by usage. We expect that we can have the Web site operational as to the initial basic features completed within four months after development is commenced. We expect to commence development of the site in early May 2000.

         We estimate that the fixed costs to develop the Web site will approach $250,000, which will include hardware (servers and other computer equipment), software, Web site development, initial translation costs and other miscellaneous expenses. Additional funds will be required as we add more sophisticated services such as real-time feeds and fee services. Monthly maintenance of the site should aggregate approximately $50,000 and cover staff salaries (approximately 16 persons, including management, trained financial personnel, technical staff [Web developers and database administrators], translators, and administrative staff ), telephone line charges and other miscellaneous expenses. In addition we will engage a person to monitor the content exhibited on this site to ensure compliance with China's strict Internet content laws.

         We are required to obtain certain government approvals and permits to initiate our financial information Internet content provider, including an

Internet content provider license for which our partner, China Invest, currently is making application. We have been advised that such license and all other government and regulatory approvals will be granted imminently.

GROWTH STRATEGY.

         Our long-term goal is to become a fully integrated and fully diversified Internet company that provides the complete range of Internet services and solutions to our clients. Our immediate focus will be to build revenues from our existing core activities. We will concentrate on increasing our subscriber base for Sichuan Guo Xun's Internet access services and for our e-mail/advanced messaging services, which will generate revenues from subscription fees for premium services and advertising revenues generated through our TorchMail Web site, and to introduce the TVTopBox. We believe that these product offerings, when bundled in attractive multi-service packages, will drive sales for the next 18 to 24 months, and income generated from these activities will constitute the vast majority of our revenues during this period.

         We will seek to develop with relationships with other ISPs in China to offer consulting services similar to those we offer to Sichuan Guo Xun. We believe that success in building Sichuan Guo Xun's business will serve as a basis for us to advertise our ISP consulting services and can result in additional business and revenues from this business segment.

         We also will focus on the development of our financial information Internet content provider in an effort to launch that site during September 2000. We believe that our acquisition of a majority interest in CHINA INVESTMENT journal will afford us the quality and quantity of business, financial and economic information to develop a first-class Web site. Our desire is to be the first Web site that Chinese-speaking people worldwide log-on to when seeking information about the Chinese business and economic climate. We also believe that the experience we gain from developing this Web site will prepare us in our efforts to develop a full content Web portal.

         At such time as we have established our organizational competencies and have created and implemented sustainable growth models within each of our core areas, which may require 1 to 2 years of development, we will proceed with the expansion of our business into the potentially more lucrative area of developing a general content driven Web portal which we project to offer:

         o content delivery services, such as search engines, directories and local information all in the Chinese language and directed specifically to users in China;

         o        community products such as chat and message boards;

         o        online advertising and marketing solutions; and

         o        e-commerce activities.

         According to BDA China/Strategis Group, China will have over 33 million Internet users employing over 37 million computers by the end of 2003. IDC predicts that China's e-commerce market will burgeon to over $11 billion by 2004, up from $43 million in 1999. These figures present a compelling rationale to proceed with the development of a content driven Web portal.

         We believe that Internet companies will need to offer customers a variety of value-added solutions to take full advantage of the Internet's capabilities. Eventually, as capital permits, we plan to expand Sichuan Guo Xun's ISP value-added services by adding appropriate hardware, software and human resources to provide such services. Such value added services typically provide higher margins than Internet access and e-mail/advanced messaging services. We believe that, worldwide, value-added services are among the fastest growing segments of the Internet marketplace. We will focus our efforts on developing corporate clients. We will stress to potential corporate customers that in order to realize the opportunities of the Internet, companies must develop an attractive Internet presence using a "Web site" that is easily accessible to potential customers. Since few businesses in China have neither experience creating and developing nor the corporate resources (cash and Internet expertise) to cost-effectively develop, maintain an Internet presence and continually upgrade network facilities, we will develop consulting and technical capabilities that will allow us to offer a full range of services to businesses including the following:

         o        Web site design and maintenance consulting services;

         o co-location services, whereby we provide secure space to house customer-owned Internet equipment;

         o Web hosting services including shared and dedicated hosting on our servers for customer Web sites as well as collocation hosting of customer supplied servers in our facilities; and

         o consulting services with respect to connecting corporate networks to the Internet, use of the Internet as a revenue generating tool and other services, which our clients may find useful.

         We will stress the benefits of outsourcing these services emphasizing that customers will be able to easily and more cost-effectively address their Internet needs without developing solutions internally or assembling services from multiple vendors, including resellers, other Internet service providers and information technology service providers. These arrangements will allow enterprises to focus on their core operations, enhance the reliability and performance of their Web sites and reduce their Internet-related operating expenses. We propose to offer these services in customized bundles through a single network connection and to provide our customers with technical support and management expertise.

         We are actively seeking to establish relationships with ISPs in other Provinces of the PRC and hope to enter into arrangements with such entities as that which exists between Sichuan Guo Xun and us.

         We believe that our current services are and our future services, if we are able to develop them, will be complimentary, as sales of TVTopBoxes will benefit customer growth in our Internet access business that will benefit our e-mail business. Ultimately, once we have completed the development of our Web portal, consumers could use our TVTopBoxes to send and receive e-mail through Sichuan Guo Xun's Internet access service and transact e-commerce, conduct Web searches and engage in personal activities, such as information retrieval, chat groups and online hobby organizations through our Web portal. We also can create important synergies between our Internet access and e-mail advanced messaging services by creating a default mechanism that directs Internet access customers to our Web portal home page. If we can successfully capture these synergies, we can distinguish our services from our competitors and gain a competitive advantage that will benefit consumers and advertisers.

         In order to realize our potential, we will enter into strategic alliances or make strategic acquisitions, as necessary, to strengthen our business, and as liquidity permits. We also plan to actively pursue strategic investments. This will allow us to capture value in other Internet-related businesses, both within China (as PRC law permits) and otherwise, including those that exist today and those that will develop in the future. We are prepared to adapt our businesses in all of our core competencies and future endeavors in order to better serve our customers and to gain a competitive advantage.

         The descriptions in this registration statement regarding our planned product and service offerings and the anticipated features of those planned product and service offerings are forward-looking statements. Actual products, services and features could differ materially from those projected as a result of a variety of factors, some or all of which may be out of our control.

MARKETING AND BRAND AWARENESS.

         Our marketing efforts are designed to help implement our strategy to build a totally integrated Internet services company in China and to provide Internet related services to Chinese speaking people throughout the world. In order to accomplish our goals, we will pursue the following strategies:

         Build Our Brands. Given the low penetration of the Internet in Sichuan and China, generally, and the paucity of market participants in the region (we are one of nine private ISPs licensed by, and one of only five privately owned ISPs operating in, the Province of Sichuan), we believe that we have an opportunity to develop a brand name within Sichuan for the entire range of our products and to develop a loyal consumer base among Chinese speaking e-mail/advanced messaging users throughout the world. Our relationship with USA.NET, which allows us to offer the same products and services it provides to its customers and to avail ourselves of USA.NET's high quality customer services, ensures that we offer a high quality, reliable and state-of-the art product which we hope will promote loyalty among our customer base. In the province of Sichuan, as e-mail/advanced messaging subscribers become aware of our other services and products, such as the Internet accesses services provided by Sichuan Guo Xun and our TVTopBox, we will offer them attractive incentives, such as bundling the products at reduced prices, to become consumers of these products. Once we have developed brand loyalty among one of our products, we believe that we can attract consumers to other products.

         We believe that building our ISP brands is essential to attract, retain and obtain revenue from our potential user base. We will use advertising to build our ISP brands. Our campaigns will include online advertising, public billboards, public transportation, radio and newspapers. We will arrange seminars on university campuses directed at students, who represent the highest concentration of Internet users in China. We will offer lectures and seminars to business leaders and trade groups, such as librarians and other professional organizations, which have a national presence and whose recommendations will be a valuable source of word of mouth advertising. We hope to leverage our existing Internet access and e-mail/advanced messaging subscriber base by offering incentives to register new subscribers to these services. Our advertising will focus on the benefits customers can derive from using the Internet, such as easily locating useful information, and the ease with which the Internet can be used and will demonstrate that our services are within the budget of the average person.

         We will undertake an aggressive advertising campaign of our existing products. We will start by focusing on our free e-mail services. We will stress the benefits of communicating via e-mail/advanced messaging to individuals and corporate users and emphasize our dedicated customer support, which will be available 24 hours per day, seven days per week. We initially will focus our advertising in the City of Chengdu where approximately 10 million persons reside (representing 10% of Sichuan's population), including the wealthiest and most educated segment of the population. We believe that business customers will be particularly interested in our Web based e-mail/advanced messaging services. In advertising our Web based e-mail and advanced messaging services to business customers, we will focus on the fact that our services:

         o eliminate the need to incur significant hardware, software and ongoing operational support costs;

                  o can be rapidly deployed, upgraded and expanded to meet growth in business and message volume;

                  o        are reliable and offer a high degree of security;

                  o can be customized to meet branding requirements and ensure a "look and feel" that is consistent with their corporate image;

                  o        are  compatible  with  software   platforms  such  as
                           Netscape Messenger and Microsoft Outlook;

                  o        offer   specialized   applications  and  value  added
                           features that allow strategic business-to-business and/or business-to-consumer communications; and

                  o provide sophisticated and accessible customer service and technical support.

                  o expand Our ISP Customer Base. We will take action to expand our ISP customer base. Some of these steps are designed to lower barriers to Internet use:

                  o        by making the Internet easier to access, and

                  o        by lowering our customers' start-up costs.

     We offer our software in easy-to-use Internet connection kits. We believe that our software will be useful in encouraging inexperienced and first-time users to sign on to the Internet and to use our ISP products. We will offer these types of kits to our Internet subscribers at no additional cost. We believe that this will encourage potential customers to use our Internet access service rather than those of our competitors.

     We will work hard to retain existing customers and stimulate usage. We will continue to work hard to build customer loyalty and encourage increased Internet usage. In order to retain our existing customers we will take action to ensure that our product offerings are the most competitive in the marketplace. We will strive to offer our ISP customers the highest quality and fastest service to enhance their Internet experience. Market research among Internet users in China indicates that fast and reliable Internet access is essential to retaining users. We therefore will work to provide our customers with a low call failure rate, fast login time and high connection speed. We also will offer, for a fee, specialty training seminars to individuals and businesses covering and introduction to the Internet, Web site and Web page design, networking, data base development, systems administration, making money through the Internet and connectivity of internal networks to the Internet. These seminars will serve to introduce customers to the services we offer, establish us as a reputable provider of these services and develop brand awareness.

GOVERNMENT REGULATION.

         REGULATION OF FOREIGN PARTICIPATION IN THE OPERATION AND MANAGEMENT OF TELECOMMUNICATIONS SERVICES

         In 1995, the PRC introduced the Interim Regulations Directing Foreign Investment, which classified foreign investment in all economic sectors in the PRC into four categories; encouraged; permitted; restricted and prohibited. To these regulations were appended the Industrial Catalogue (as revised on January 1, 1998), which clearly provides that the operation and management of telecommunication services falls within the prohibited category. In addition,
Article 6 of the Interim Telecom Procedures also expressly prohibits foreign nationals and entities (and wholly owned subsidiaries of such foreign nationals or entities) from investing in, operating/managing or participating in telecommunications businesses. Thus, foreign investors are legally barred from participating in the operation and management of telecommunications services in the PRC. ISPs are deemed to fall within this category and such regulations are supported by other laws specifically relating to the Internet in the PRC.

         The above described law has prompted us to enter into the consulting agreement with Sichuan Guo Xun which provides that we will furnish, to the extent such activities are not proscribed by PRC law, management, consulting and technical assistance services, including value added services with respect to planning, designing and implementing computer networking and data processing operations; services related to the development and implementation of computer and electronic communications; and administrative services. The penalties, which we might incur if we are, for any reason, deemed to be in violation of any of the PRC laws regarding foreign participation in an ISP, are unclear. Such penalties may include the revocation of Sichuan Guo Xun Xun's license or our suspension or termination from operating within the ISP industry in the PRC, as well as potential fines. Any ruling, which limits or prohibits our ISP operations in the PRC would negatively impact our business and our potential results of operations.

         We have obtained an opinion of the Beijing Sage Law Firm of Beijing, PRC, which advises that our ISP operations are in compliance with all relevant laws in China.

         INTERNET CONTENT REGULATION

         Under the Administrative Measures on Security Protection for International Connections to Computer Information Networks, any use of the PRC Internet infrastructure which results in a breach of the public security or the provision of socially destabilizing content is a violation of Chinese law. A breach of public security includes: (i) a breach of national security or disclosure of State secrets; (ii) infringement on State, social or collective interests or the legal rights and interests of citizens; or (iii) illegal or criminal activities. "Socially destabilizing content" is broadly construed to include any violation of PRC laws or the PRC Constitution; which incites subversion of State power; incites national division; fabricates or distorts the truth, spreads rumors or disrupts social order; spreads feudal superstition, involves obscenities, pornography, gambling, violence; or damages the reputation of any State organ; among other destabilizing content. Web sites, which do not comply with such regulation, can be and are blocked from the PRC Internet infrastructure by the PRC Public Security at the source at which the international Internet enters the PRC. Web sites, which violate this law, intentionally or otherwise, are subject to criminal penalties, loss of licenses, and blocking of the site by the PRC, among other punishments.

         If we are able to develop a Web portal that provides content services within the PRC, we will have to ensure that the content respects the laws of the PRC. We likely would have to engage an organization to provide regulatory advice to us to ensure compliance by our portal network with PRC regulatory requirements.

         CURRENCY REPATRIATION

         We expect to realize a  significant  portion of our  revenues  from the

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

operations of Sichuan CathayOnline Technologies Co., Ltd., a foreign investment enterprise ("FIE") organized pursuant to the laws of the PRC. These revenues will be generated in the form of Renminbi. A portion of the revenues that we generate from our relationship with Sichuan Guo Xun will be used to pay our PRC employees, for marketing and other working capital in connection with our PRC operations. Though we intend to repatriate as much of the revenue generated from these operations to the US parent company, we will be restricted from converting all revenues earned from these operations into foreign currency for repatriation to our United States operations.

         Prior to 1996, FIEs were severely restricted in their ability to convert Renminbi into foreign currency for use outside of China, including for payments to foreign third parties for payments for services rendered or good sold or repatriation to foreign parent corporations. On July 1, 1996, regulations were enacted which allow all FIEs throughout China to purchase and sell foreign exchange at designated banks. In accordance with these regulations, all domestic entities, including FIEs, can buy foreign exchanges at designated foreign exchange banks for the purposes of current account payments by submitting documents which prove that the commercial transactions are real. Under the regulations, in order to buy foreign currencies for current account payments, FIEs are required to present commercial documents to the designated foreign exchange bank. Under the regulations, with certain exceptions, all current account foreign exchange earnings of a domestic entity (including an FIE) must be sold to designated foreign exchange banks. Current account earnings include foreign exchange earnings deriving from export, transportation assets (including intangible assets, transfer, leasing and services. A significant exception to these rules is that FIEs are permitted to retain certain amount of foreign exchange within a designated ceiling set by the PRC government. FIEs can open foreign exchange primary accounts for current account purposes and special purpose foreign exchange accounts for capital items.

         While we will not able to repatriate all revenues earned in Renminbi, we will be able to repatriate the profit earned from our China operations, which is a current account item, and to repatriate those funds we have invested and will invest in our PRC subsidiary upon termination of our operations in China. To make profit distribution to its foreign parent company, the FIE will have to submit to the designated foreign exchange bank, among other things, its board resolution regarding such profit distribution. While the 1996 laws offer some flexibility to foreign investment enterprises such as our PRC subsidiary, the laws continue to regulate the purposes for which and the amount of funds which can be repatriated to the United States parent corporation.

         EFFECT OF RECENT ACCORD BETWEEN THE UNITED STATES AND CHINA

     On November 15, 1999, the United States and the PRC reached a trade agreement whereby China agreed to reduce tariffs on various industrial and agricultural products and lift many of the barriers that prevent US companies from doing business in China. Under the agreement, China agreed, among other things, to permit:

         o        foreign entities to invest in Chinese Internet businesses;

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

         o foreign entities to own up to 49% of Chinese telephone service providers, which would increase to 50% in two years;

         o foreign entities to establish their own product distribution systems and sell directly to Chinese customers;

         o foreign banks and insurance companies to offer services to Chinese customers in two years;

         o foreign entities to own up to 33% of other financial service provider, which percent would increase to 49% at some time in the future.

         The United States agreed that in return for these concessions, that it would support China's entry into the World Trade Organization, the group that sets the rule for international commerce. Entry into the WTO would give China access to international economic protections, such as protection from unfair trade practices abroad, but also would impose a body of rules on China's internal economy and put China under the jurisdiction of international courts that enforce the World Organization's rules. The agreement is subject to approval by the United States Congress.

         The PRC also must negotiate trade agreements with each of the European Union and Japan in order to gain the support of these groups to China's entry into the WTO.

         It is impossible to predict what effect China's entry into the WTO will have on our business. Clearly, by becoming a member of the WTO, China will have to open its boarders to international competition, which generally will have a beneficial effect on most international entities doing business in China. If the US Congress does not approve the November 15, 1999 agreement, there could be serious repercussions on US-Chinese relations and a possible backlash against US owned businesses operating in China, including the adoption of new laws that severely restrict how US businesses operate in China and their ownership of Chinese businesses.

         It is impossible to predict how entry into the World Trade Organization would affect China's economy or the manner in which it conducts business domestically and internationally.

COMPETITION.

         We face intense competition in both of our primary businesses, ISP services in Sichuan and Web based e-mail and advanced messaging services and products provided to Chinese nationals and Chinese speaking people worldwide.

         ISP SERVICES

         In the PRC, there are the five national ISPs owned and operated by the national government (or ministries of the national government). There are in

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

excess of 150 private ISPs licensed to operate in various provinces. In the Province of Sichuan, there are nine licensed ISPs, five of which currently are operating, including ISP's owned and operated by the PRC or its ministries and agencies.

         The Internet in China is in its infancy. Local and national licensing requirements limit the number of ISPs which currently operate and which will be permitted to operate in China. Further, according to commentary in the September 18, 1999 China Commercial News (as described in an October 1998 United States Embassy Report emanating from Beijing), high net access fees collected by the government telecommunications monopolies limit the development of the Internet. Line rates represent the largest single expenditure incurred by private ISPs in China, costing approximately $18,116 per line per month. According to a US Embassy Report in Beijing, private ISPs in the PRC pay 80% of their income in Internet access fees (line charges). The recent break-up of China Telecom and the establishment of other nationally owned telephone companies such as China Unicom, have ushered in a somewhat competitive environment.

         We believe that our primary ISP competitor in Sichuan is ChinaNet, which is owned and operated by the PRC government. As an arm of the PRC government, ChinaNet is well funded and politically protected. Most importantly, ChinaNet obtains telephone lines from government owned telephone companies such as China Telecom and Unicom, at rates that we believe are substantially less than rates paid by private ISPs. In addition, ChinaNet offers its Internet access services nationwide. Consequently, ChinaNet can offer its Internet access services at rates substantially less than private ISPs. For example, ChinaNet account holders dial the same number throughout China and have several choices of payment plans. ChinaNet's cheapest plan offers three hours of monthly access for just 20RMB (US$2.50). Users can also get 75 hours a month for 300 RMB (US$36). In addition, users must pay local phone charges of roughly 4 RMB (US$0.50) per hour.

         We believe that the privately owned ISPs operating in Sichuan and elsewhere in China currently are small operations with negligible subscriber bases. As the Internet industry matures in the PRC and as telephone line rates for Internet access decrease, more entities will be granted national and local licenses to offer ISP services and more individuals will register with private ISPs because private ISPs will offer faster connections to the Internet, have lower user to telephone line ratios and can provide services in addition to Internet access. Many existing and potential future ISPs in Sichuan and the PRC generally, will possess significantly greater capital and human resources then we do and have the potential to be factors in the PRC ISP industry.

         We believe that our competitive advantage arises because of our position as one of the first ISPs in Sichuan. We believe that if we can provide reliable Internet access at reasonable rates, we can build name recognition and establish our self as the premier private ISP in Sichuan. In addition, when we offer our ISP services bundled with our Web based e-mail and advanced messaging products, we believe that we can provide a comprehensive product offering which is not otherwise available in Sichuan. Further, as we develop and add to our existing product line with our TVTopBox and our Web portal, we can build brand

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

recognition and a loyal customer base and remain ahead of our competitors at the forefront of the ISP and Internet market in Sichuan.

         On November 15, 1999, the PRC and the United States reached an agreement that would facilitate the PRC's entry into the World Trade Organization. As a part of the accord, the PRC agreed to lift barriers that have prohibited American companies from doing business in China. The accord is subject to approval by the United State Congress. If the US Congress approves the accord, we are unable to predict the effect opening China's restrictive economy to foreign businesses will have on our business.

         WEB BASED E-MAIL AND MESSAGING SERVICES

         PRC law provides generally that all providers of Internet services, including e-mail and related services, must be licensed at the national level. Presently, we believe that there are only a few entities that have been granted the official licenses to provide e-mail and related services in the PRC. However, e-mail services can be provided to people in China from remote locations. We are aware of several other entities offering e-mail services to Chinese speaking people throughout the world and that these e-mail services are directed to individuals and not business or corporate users. We believe that none of the other entities offering e-mail services in China offer the range of Web based e-mail and messaging services that we offer. Most of these entities are substantially larger, have significantly greater subscriber bases and possess greater financial and human resource than we do.

         We believe that our association with USA.NET, which allows us to offer the same extensive suite of Web based e-mail/messaging services and products as it offers to its US customers, affords us a competitive advantage over other entities providing similar services to Chinese speaking persons and business in the PRC and around the world. USA.NET is committed to developing and implementing innovative products and services that will keep it at the forefront of the Web based e-mail/messaging industry. As the Internet matures in China and users become more familiar with and begin employing the complete range of services we offer, they will further appreciate our product offerings and we have the opportunity to become the e-mail/messaging service provider of choice in the PRC and throughout the Chinese-speaking world.

CORPORATE HISTORY.

         CathayOnline was incorporated in the State of Nevada on September 20, 1995 under the name Kyocera Management, Ltd. The corporation was inactive from its inception through the December 1998. In December 1998, we sold 5,785,500 shares of our common stock to a group of individuals, including members of current Board of Directors, in consideration of $57,850 in cash and services rendered. The then Board of Directors resigned and appointed Brian Ransom as a Director. We then commenced our Internet services business. In April 1998, we changed our name to CathayOnline Inc.

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

         Prior to December 1999, we had been engaged in the sale of PRC national lottery tickets to the general public through 10 electronic lottery kiosks located in the City of Guangzhou, Guandong Province, PRC. We did not believe that this business segment was consistent with our mission to become a diversified Internet service provider and we transferred the kiosks to a wholly-owned subsidiary. We entered into an agreement with Moorgate Management Inc., an unaffiliated third party, to sell the subsidiary for a price of $150,000, subject to Moorgate's completion of a satisfactory due diligence of the corporation and the business. We expect Moorgate to complete its due diligence investigation of the kiosk operations in the coming weeks and to consummate the sale of the subsidiary at such time.

         In February1999, our Board of Directors and shareholders approved an amendment to our Articles of Incorporation which authorizes us to issue 30 million of shares of "blank check preferred stock." We have not yet amended our Articles of Incorporation to add the class of preferred stock.

         We are contemplating affecting a reverse split of the outstanding shares of our common stock but will make such determination based upon market and other conditions during the first quarter of 2000.

CORPORATE STRUCTURE.

         CathayOnline Inc. was incorporated in 1995. We conduct business through our subsidiaries, all of which are wholly-owned, except for CMD Capital Limited (in which we hold a 62.5% interest), or wholly-owned subsidiaries of our direct subsidiaries. Our corporate structure is depicted below, with the name of each entity, the location of its principal office and its jurisdiction of incorporation set forth below the corporate name in parentheses:

                CathayOnline Inc./New York
                         (Nevada)

Lazzara Financial                       CathayOnline Ltd./Hong Kong
Asset Recovery, Inc.(Nevada)           (British Virgin Islands)


            TorchMail.com, Inc./Hong Kong            CathayOnline (Hong Kong)
            (Turks and Caicos Islands)               Technologies Ltd./Hong Kong
                                                             (Hong Kong)


                                   Sichuan CathayOnline      CMD Capital Limited
                                   Technologies Co. Ltd./             Hong Kong
                                   Chengdu (PRC)

                                                               China Investments
                                                                Publishing House
                                                                        (PRC)

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

EMPLOYEES

         As of March 31, 2000, we had 45 full-time employees, 6 of whom are located in North America and 39 of whom are located in the PRC. Our employees include 17 persons engaged in technical support and development, 11 in marketing and sales, and 10 in administration and support, and 7 persons engaged in management.

         From   time-to-time,   we  also  employ   consultants  and  independent
contractors to support our sales, marketing and administrative efforts. Our employees are not represented by any collective bargaining agreements and we have not experienced any work stopages.

FACILITIES.

         We maintain our principal executive office at 570 Lexington Avenue, 18th Floor, New York, New York where we sublease approximately 1,000 square feet of office space at a cost of $3,000 per month through July 2000. We lease approximately 4,200 square of feet of office space at 543 Granville Street, Vancouver, British Columbia, Canada. We have leased this space for a term of five years through April 2005 at a monthly rent of $3,925.73. Our Chinese operations are run from a 12,100 square foot office located in the City of Chengdu, Sichuan Province. We have leased this space through August 2004. We have entered an agreement to lease approximately 331 square meters of office space at No. 6, Ritian Road, Chao Yang District, Beijing, from which we will launch our financial information Web site and develop other business in Beijing. We take possession of this space on May 1, 2000 for a period of two years. We have the right to extend the lease for five one-year periods on terms to be agreed upon by the parties prior to each extension.

         We believe that our offices in New York and Vancouver are sufficient for our present and future needs and expect to relocate these offices over the next several months. Should additional space be required, we believe that additional space is available in each of these geographic areas at competitive prices. If our business grows as we anticipate, we expect to require additional office space in Chengdu. We are confident that sufficient additional office space is available in Chengdu on commercially reasonable terms.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

RISK FACTORS.

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

         Set forth below are certain risks and uncertainties relating to our business. These are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the following risks actually occur, our business, operating results or financial condition could be materially adversely affected.

         RISKS RELATING TO OUR BUSINESS

IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS BECAUSE WE HAVE A LIMITED OPERATING HISTORY

         We began exploring the possibility of entering into the Internet business in China in January 1999 and reached an agreement with Sichuan Guo Xun in September 1999 to render the consulting services described in the agreement between us. We accepted delivery of the Chinese language version of USA.NET's Web based e-mail and advanced messaging on December 1, 1999 and have commenced full-scale marketing of these products and services. We have not yet launched our financial information Web site and expect to do so in September 2000. Accordingly, we have only a very limited operating history upon which you can evaluate our business and prospects. As a young company, we face risks and uncertainties relating to our ability to successfully implement our business plan. You should consider the risks, expenses and difficulties encountered by companies in their early stages of development, particularly companies, such as ours, which is doing business in the new and rapidly evolving markets in China, including, but not limited to:

         o building a subscriber base for the Internet services offered by Sichuan Guo Xun;

         o successfully marketing our Web based e-mail and advanced messaging services;

         o        successfully    developing   and   marketing   our   financial
                  information Web site; and

         o promptly address the challenges faced by early stage companies which do not have an experience or performance base upon which to draw.

If we do not successfully address these risks and uncertainties, our business, operating results and financial condition will be materially adversely affected.

WE HAVE A HISTORY OF LOSSES, WE EXPECT TO LOSE MONEY IN THE FUTURE AND WE MAY NOT ACHIEVE OR SUSTAIN PROFITABILITY

         We have not generated any/MEANINGFUL??? revenues from our current business operations and our current monthly operating costs exceed the revenues we generate in each month. We expect to continue to lose money at least through the end of fiscal year 2001. We incurred net losses from operations of approximately $1,015,000 (unaudited) for the six months ended December 31, 1999, and $322,038 for fiscal 1999. We have an accumulated deficit from operations of approximately $1,340,000 since commencing our current business. We may never

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

generate revenues sufficient to offset expenses and we may never become profitable. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. We have not generated sufficient revenues to cover the substantial sums we have spent to create, launch and enhance our services or to continue operating as we currently do. Our operating costs have exceeded our revenues for all quarters during which we have been engaged in the Internet services and Web base e-mail businesses. We have historically funded our operations by selling stock and not by generating income from our business. We may have to continue financing our operations from the sale of equity or debt securities and if we are unsuccessful in obtaining such financing, we will have to rely on revenues generated from operations to fund our future growth. We may not be able to generate sufficient revenues from operations to fund our further growth. Please see our financial statements for further information regarding our financial history.

WE REQUIRE ADDITIONAL FUNDS TO IMPLEMENT OUR CURRENT PLANS AND FINANCE FUTURE GROWTH

         Our business model assumes that we will have substantial additional funds to implement the full range of products and services we plan to offer. We require funds for the following purposes:

         o To continue providing hardware and technical assistance to Sichuan Guo Xun;

         o To implement our marketing strategy and attract subscribers to both our e-mail/advanced messaging services and the Internet access services offered by Sichuan Guo Xun, including hiring additional persons;

         o To implement a customer service department in China to assist subscribers both with respect to our e-mail/advanced messaging services and Internet services;

         o        To  respond  to  unanticipated   developments  or  competitive
                  pressures;

         o To develop our future products such as the TVTopBox and our proposed Web portal;

         o        To develop our financial information Web site;

         o        To develop our full content Web portal; and

         o To take advantage of unanticipated opportunities, such as major strategic alliances or other special marketing opportunities and acquisitions of complementary businesses or assets.


         We will seek to obtain additional funds through sales of equity and/or debt securities, or other external financing in order to fund our current operations and to achieve our business plan. We cannot assure that any additional capital resources will be available to us, or, if available, will be

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

on terms that will be acceptable to us. Any additional equity financing will dilute the equity interests of existing security holders. If adequate funds are not available or are not available on acceptable terms, our ability to execute our business plan and our business could be materially and adversely affected.

OUR MANAGEMENT HAS LIMITED EXPERIENCE OPERATING A PUBLIC COMPANY

         Only our Chief Financial Officer has served as a director of a public company. No other members of our current management team have ever operated a public company. We must develop the skills and knowledge required to operate effectively as a public company and there can be no assurance that we will be able to do so. If we are not successful in developing these skills or do not retain individuals who have significant experience operating a public company, we may never be able to implement all or any portion of our business plan and our business could be materially and adversely affected. Please see the biographies of our management under "DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

WE MAY FACE RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS, INVESTMENTS, STRATEGIC PARTNERSHIPS OR OTHER VENTURES, INCLUDING WHETHER SUCH TRANSACTIONS CAN BE LOCATED, COMPLETED AND THE OTHER PARTY INTEGRATED WITH OUR BUSINESS ON FAVORABLE TERMS

         As part of our long-term growth strategy, we may seek to acquire or make investments in complementary businesses, technologies, services or products or enter into strategic relationships with parties who can provide access to those assets, if appropriate opportunities arise. From time to time, we may enter into discussions and negotiations with companies regarding our acquiring, investing in, or partnering with their businesses, products, services or technologies. We may not identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on commercially acceptable terms or at all. Acquisitions often involve a number of special risks, including, without limitation, the following:

         o we may experience difficulty integrating acquired operations, products, services and personnel;

         o        we may be unable to retain acquired subscribers;

         o        the acquisition may disrupt our ongoing business;

         o we may not be able to successfully incorporate acquired technology and rights into our service offerings and maintain uniform standards, controls, procedures, and policies;

         o we may not be able to retain the key personnel of the acquired company;

         o the businesses we acquire may fail to achieve the revenues and earnings we anticipated;

         o        we  may   ultimately  be  liable  for   contingent  and  other
                  liabilities, not previously disclosed to us, of the companies that we acquire; and

         o we may have to devote limited resources to manage the absorption of newly acquired assts and companies.

         We may not successfully overcome problems encountered in connection with potential future acquisitions. In addition, an acquisition could materially adversely affect our operating results by:

         o        diluting your ownership interest;

         o        causing us to incur additional debt; and

         o forcing us to amortize expenses related to goodwill and other intangible assets.

         Any of these factors could have a material adverse effect on our business. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we may have to incur indebtedness or issue equity securities to pay for any future acquisitions.

THE FAILURE OF THE UNITED STATES CONGRESS TO RATIFY THE RECENT AGREEMENT BETWEEN THE US AND CHINA, WHICH WILL CLEAR THE WAY FOR CHINA'S ENTRY INTO THE WORLD TRADE ORGANIZATION MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS

         On November 15, 1999, the United States and the PRC reached a trade agreement whereby China agreed to reduce tariffs on various industrial and agricultural products and lift many of the barriers that prevent US companies from doing business in China. Under the agreement, China agreed, among other things, to permit:

         o        foreign entities to invest in Chinese Internet businesses;

         o foreign entities to own up to 49% of Chinese telephone service providers, which would increase to 50% in two years;

         o foreign entities to establish their own product distribution systems and sell directly to Chinese customers;

         o foreign banks and insurance companies to offer services to Chinese customers in two years; and

         o foreign entities to own up to 33% of other financial service provider, which percent would increase to 49% at some time in the future.

         The United States agreed that in return for these concessions, that it would support China's entry into the World Trade Organization, the group that sets the rule for international commerce. Entry into the WTO would give China access to certain international legal protections, such as protection from unfair trade practices abroad, but also would impose a body of rules on China's internal economy and subject China to the jurisdiction of international courts, which enforce the World Trade Organization's rules. The agreement is subject to approval by the United States Congress.

         If the US Congress does not approve the trade agreement, there could be serious repercussions on US-Chinese relations and a possible backlash against US-owned businesses operating in China, including the adoption of new laws that severely restrict how US businesses operate in China and their ownership of Chinese businesses. Any failure to approve the agreement could have a material negative impact on all aspects of our business and our results or operations.

         In addition, China must negotiate and enter trade pacts with the European Union and other WTO member countries in order to gain their support to entry into the WTO and we cannot be certain that China will be successful in concluding treaties with either of them.

         It is impossible to predict how entry into the World Trade Organization
would  affect  China's  economy  or  the  manner  in  China  conducts   business
domestically and internationally.

WE DEPEND ON OUR RELATIONSHIPS WITH USA.NET AND SICHUAN GUO XUN TO GENERATE REVENUES AND OUR BUSINESS COULD SUFFER IF THESE RELATIONSHIPS ARE TERMINATED

         Our agreement with Sichuan Guo Xun extends through March 2003 and our initial agreement with USA.NET is for a period of one year expiring on July 2, 2000. These agreements may be terminated early in certain circumstances, including our failure, in the case of Sichuan Guo Xun, to support its operations, and in the case of USA.NET, to reach certain minimum sales quotas and provide certain service and support levels. Even we are able to meet our sales quotas, USA.NET may not renew our agreement at the conclusion of the term thereof. If either of these relationships is terminated early, we will be unable to recover the costs and expenses associated with building our operations in these markets. If Sichuan Guo Xun terminates our relationship prior to or upon the expiration of our agreement with it, it is unlikely that we could reach an agreement with an existing private ISP in China and our business would be materially adversely affected. If USA.NET does not renew this relationship and if we do not replace it with another full service Web based e-mail/advanced messaging strategic partner, then our business, operating results and financial condition would be materially adversely affected.

IF WE FAIL TO EFFECTIVELY MANAGE OUR GROWTH, OUR BUSINESS WILL SUFFER

         If the Internet and Web based e-mail and messaging becomes as widely used in China as we expect and as estimates suggest and our business grows correspondingly, this rapid growth will place a significant strain on our managerial, operational, financial and information systems resources. To accommodate any significant increase in our size and manage our growth, we must implement and improve these systems and attract, train, manage and retain qualified employees. These demands will require us to add new management personnel and develop new expertise. If we fail to successfully manage our growth, our ability to maintain and increase our subscriber base will be impaired and our business will suffer.

RELIANCE ON USA.NET TO PROVIDE SOFTWARE AND OTHER THIRD PARTIES TO PROVIDE HARDWARE TO KEEP PACE WITH TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS AND REMAIN COMPETITIVE

         Both the Internet services market and Web based e-mail and advanced messaging market are characterized by rapidly changing technology, evolving industry standards, changes in subscriber needs and frequent new services and product introductions. We will rely on USA.NET to provide us with new products and services to enhance our Web based e-mail and advanced messaging services and no assurance can be given that USA.NET will develop or offer to us these new services.

         In addition, we depend on certain suppliers of hardware and software components to build Sichuan Guo Xun's ISP business. We acquire a majority of our networking service components, including terminal servers and high-performance routers, from only a few companies, including Cisco Systems, Sun Microsystems and Hewlett Packard, all of which are located in the United States. The expansion of Internet networks worldwide may place a significant demand on these suppliers, some of which have limited production capacity. We may experience delays in delivery of new modems, terminal servers and other equipment. If delays are severe, all of Sichuan Guo Xun's incoming modem lines may become full during peak times, resulting in busy signals for subscribers who are trying to connect to Sichuan Guo Xun. If our suppliers cannot meet increased demand and we are not able to develop alternative sources of supply, we could experience delays and increased costs in expanding our network, difficulty in providing our services and the loss of dissatisfied customers.

         Our future success depends, in part, on our ability to:

         o        use leading technologies to develop our technical expertise;

         o        enhance our existing services;

         o develop or gain the right to offer new services that meet changing member needs on a timely and cost-effective basis; and

         o develop new products which are attractive to our subscribers and which may generate additional subscribers.

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

         In particular, we must provide subscribers with the appropriate products, services and guidance to best take advantage of the rapidly evolving Internet and Web based e-mail and advanced messaging market. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on our business. We may not succeed in adapting our Internet access business or Web based e-mail and advanced messaging services to new and faster access devices.

ANY DECLINE IN OUR SUBSCRIBER RETENTION LEVELS WILL ADVERSELY AFFECT US

         Our new subscriber acquisition costs, both with respect to the Internet access services provided by Sichuan Guo Xun and the Web based e-mail and advanced messaging services that we provide, will be substantial relative to the monthly fees we charge. Accordingly, our long-term success largely depends on our retention of existing members. While we have invested and will continue to invest significant resources in our infrastructure and technical and member support capabilities, it is relatively easy for Internet users and Web based e-mail/advanced messaging customers to switch to competing providers. Consequently, our investments may not help member retention. Any significant loss of members will substantially decrease our revenue and cause our business to suffer.

WE MAY BE SUBJECT TO LIABILITY AND OUR REPUTATION MAY SUFFER BECAUSE OF SPAMMING, LOST OR MISDIRECTED MESSAGES OR OTHER PROBLEMS

         We may be subject to risks from claims resulting from unsolicited e-mail (or spamming), lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in service. Even to the extent these claims do not result in liability, we could incur significant costs in investigating or defending against these claims, or in implementing measures to reduce our exposure to such liability. These types of claims may also hurt our reputation which is crucial to our business. Any imposition of liability coverage could materially adversely affect our business, financial condition and operating results.

DISRUPTIONS CAUSED BY SYSTEM FAILURES OF OUR SERVICE PROVIDERS SUCH AS SICHUAN GUO XUN, USA.NET OR CHINA'S NATIONAL TELECOMMUNICATIONS CARRIERS OR CAUSED BY NATURAL DISASTERS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS

         We  expect  to  derive  the  vast  majority  of our  revenues  for  the foreseeable future from our relationship with Sichuan Guo Xun, which provides Internet access services to residents of Sichuan Province, China, and the Web based e-mail and advanced messaging services provided to our subscribers through the infrastructure of USA.NET. These services are provided over telecommunications lines leased from China's national telecommunications monopolies such as China Telecom and China Unicom, upon which we are dependent for physical repair and maintenance of the leased lines. We have no or little control over how USA.NET or the Chinese telephone companies conduct their respective businesses and cannot cause of any of these entities to take steps necessary to protect our interests, such as creating redundant systems to which we could turn in the event of an interruption in service. The occurrence of a natural disaster, power failures, telecommunications failure or other unanticipated problem that interrupts or otherwise negatively affects the level of service afforded by either of Sichuan Guo Xun or USA.NET could have a material adverse effect our business.

SICHUAN GUO XUN'S AND USA.NET'S NETWORKS ARE SUBJECT TO SECURITY RISKS AND INAPPROPRIATE USE BY INTERNET USERS THAT COULD INTERRUPT OUR SERVICES

         The future success of our business will depend on the security of the networks of third parties over which we have no control. Despite implementation of security measures, we remain vulnerable to computer viruses, sabotage, break-ins and similar disruptive problems caused by subscribers or other Internet users. Any breach of Sichuan Guo Xun's or USA.NET's network security or other inappropriate use of the network through which we conduct our businesses, such as the sending of excessive volumes of unsolicited bulk e-mail or "spam," could lead to interruptions, delays, or cessation of services to our subscribers. Sichuan Guo Xun's Internet subscribers and our e-mail and advanced messaging subscribers, in turn, could terminate their membership or assert claims against us. Third parties could also potentially jeopardize the security of confidential information stored in the computer systems of Sichuan Guo Xun or USA.NET or our subscribers' computer systems by their inappropriate use of the Internet, which could cause losses to our subscribers or us or deter potential customers from subscribing to our services. Inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, commonly known as "cracking" or "hacking." Although we intend to continue to implement security measures with respect to Sichuan Guo Xun, "hackers" have circumvented measures taken by other ISPs in the past, and these hackers may be able to circumvent the security measures in the future. To fix problems caused by computer viruses or other inappropriate uses or security breaches, we may have to interrupt, delay, or cease service to our subscribers, which could have a material adverse effect on our business. In addition, we expect that our subscribers will increasingly use the Internet for commercial transactions in the future. Any network malfunction or security breach could cause these transactions to be delayed, not completed at all, or completed with compromised security. As a result, subscribers or others may assert claims of liability against us. Further, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential subscribers may inhibit the growth of the Internet and e-mail and advanced messaging industries in general and our subscriber base and revenue in particular.

OUR SERVICES AND REPUTATION MAY BE ADVERSELY AFFECTED BY SOFTWARE DEFECTS

         Our services depend on complex software developed by third parties, such as the software developed by USA.NET which drives our Web based e-mail and advanced messaging products. Software often contains defects, particularly when first introduced or when new versions are released. These defects could cause service interruptions that damage our reputation, increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources, any of which could materially adversely affect our business, operating results and financial condition. We may not discover software defects that affect our services or enhancements until we deploy the software.

FAILURE TO PAY ROYALTIES MAY RESULT IN THE LOSS OF THE AGREEMENT BY WHICH WE ACQUIRED TORCHMAIL.COM, INC.

         We are required to pay ongoing royalties to the seller of TorchMail.com, Inc. to retain ownership of that corporation and the use of USA.NET's Web based e-mail and advanced messaging products and services. Any failure to make such payments, or otherwise meet our obligations to the seller of TorchMail.com, Inc., could cause us to forfeit that subsidiary, its subscriber base and the USE.Net e-mail and advance messaging products. We are required to pay to the seller of TorchMail.com, Inc. royalties based upon the number of seats (e-mail boxes) we service ranging from between $.01 to $.10 per seat per month. If we fail to make these payments, or otherwise breach our agreement with the seller of TorchMail.com, Inc., we will lose our right to TorchMail.com Inc. and we would lose the entire amount we have invested in this business through the date of any such forfeiture. The lose of TorchMail.com, Inc. would have a material adverse affect on our business.

IF WE ARE UNABLE TO RETAIN KEY EXECUTIVES OR HIRE NEW QUALIFIED PERSONNEL, OUR BUSINESS WILL BE ADVERSELYAFFECTED

         Our success greatly depends on our ability to attract and retain key technical, sales, marketing, information systems, and financial and executive personnel. We are especially dependent on the continued services of our senior management team, particularly Brian Ransom, our President, and Owen Li, our General Manager of Chinese operations. The loss of Mr. Ransom, Mr. Li or other senior managers could have a materially detrimental effect on us. We have entered into employment agreements with each of Mr. Ransom and Mr. Li, however, these agreements are terminable by us and each of these employees. All other members of our senior management team can terminate their employment at any time. We do not maintain key person life insurance on any of our personnel. If we fail to attract, hire or retain the necessary personnel, or if we lose the services of any member of our senior management team, our business could be adversely affected.

WE MUST ESTABLISH, MAINTAIN AND STRENGTHEN OUR BRANDS TO REMAIN COMPETITIVE

         To be successful, we believe that we must establish and maintain our brands. We must succeed in our marketing efforts, provide high-quality services and increase our user base to build our brand awareness. If consumers, Web portals, businesses or advertisers do not perceive our services to be of high quality, or if users reject our new services, the value of our brands would be diluted. If we are unable to establish and maintain our brands, our business, operating results and financial condition would be materially adversely affected

COMPETITION

         Both  the  ISP  industry  and  Web  based   e-mail/advanced   messaging
industries in the geographic areas where we do business are highly competitive.

         The ISP industry in China is dominated nationally and in each province by PRC government owned ISP's. These entities are significantly larger and possess greater financial and personnel resources than do Sichuan Guo Xun or us. Furthermore, these ISPs have access to inexpensive telecommunications lines and can charge significantly lower prices than Sichuan Guo Xun. In order to be competitive with and overcome the inherent advantages possesses by these entities, we will have to offer higher quality Internet access services by decreasing the subscriber to line ratio and providing faster and more reliable services. In addition, if the PRC relaxes constraints on licensing and other impediments to entering the provincial ISP market, we can expect many new entrants into the market, both Western and Asian, most of which will have substantially greater resources than we have at our disposal. We can offer no assurance that we will be able to compete successfully against public or private ISPs now existing or which enter the market in the future.

         While we are not aware of any other entities currently offering Web based e-mail and professional messaging services, we expect that other entities will enter the market to avail themselves of the enormous potential which exists in China. Many of the entities which we would expect to enter the market are substantially larger and have greater financial, technical and personnel resources than we do. There can be no assurance that we will be able to compete successfully against any of our competitors in the Web based e-mail and advanced messaging products industry.

         RISKS   RELATING  TO  DOING   BUSINESS  IN  CHINA  AND  OUR   STRATEGIC
RELATIONSHIP WITH SICHUAN GUO XUN

OUR BUSINESS DEPENDS ON CONTINUED GROWTH OF THE INTERNET IN CHINA

         Our future success substantially depends on continued growth in the use of computers, the Internet and Web based e-mail and advanced messaging services in China. Although we believe that computer and Internet usage and the popularity of Web based e-mail and advanced messaging services in China will continue to grow as it has in the past, we cannot be certain that this growth will continue or that it will continue in its present form. The growth of computer usage and the Internet in China is constrained by the cost of computers and other Internet access devices to Chinese people relative to their annual income and current technology infrastructure and no assurance can be given that computers or other Internet access devices will be offered at prices within the budget of the average Chinese consumer or that the technological infrastructure will be enhanced. If Internet usage declines in China or evolves away from our business, our growth will slow or stop and our financial results will suffer.

RECENTLY  ENACTED  CHINESE LAWS RELATING TO THE ABILITY OF COMPANIES  ENGAGED IN
INTERNET ACTIVITIES IN CHINA TO TRADE PUBLICLY COULD NEGATIVELY IMPACT OUR BUSINESS

         We are in the process of developing a Web site to provide financial information content and our plan of operation contemplates the possible development or acquisition of an general services and information Internet content provider which would serve as a portal to the World Wide Web. New rules adopted by the PRC which have not yet been formally announced provide that companies (whether organized in China or overseas) engaged in Internet activities in China would be required to secure approval from PRC authorities to list their shares in the overseas markets, including the United States. If we own all or any portion of such an operation, we may be required to obtain PRC approval to undertaking an offering of our securities or for seeking a listing on the NASDAQ Market. We can provide no assurance that we will be successful in obtaining approval of the PRC to any offering of securities we may wish to undertake or to the listing of our securities on the NASDAQ Stock Market or other exchange. If we cannot obtain PRC approval to such stock exchange listing, we may have to forego opportunities in this potentially lucrative field which could materially adversely effect our future results of operations.

WE MUST DEVOTE SIGNIFICANT MANAGERIAL, TECHNICAL AND FINANCIAL RESOURCES TO OUR STRATEGIC RELATIONSHIP WITH SICHUAN GUO XUN AND THIS RELATIONSHIP MAY NOT PROVE TO BE PROFITABLE

         Our relationship with Sichuan Guo Xun exposes us to a number of significant risks and uncertainties, such as:

         o We may fail to generate sufficient revenues from these operations to offset the expenses and resources we devote to developing, maintaining and enhancing such services;

         o The resources we need to devote to these relationships and our services may be greater than we anticipate; and

         o        These   relationships   may  divert  our   resources  and  our
                  management's time and attention from our other services, including our e-mail/advanced messaging services

     These risks and uncertainties could result in material adverse effects upon our business, operating results and financial condition. Our strategic relationship with Sichuan Guo Xun requires that we devote significant managerial, technical and financial resources to this relationship. Our agreement with Sichuan Guo Xun requires us to support its operations by contributing hardware and software to our PRC subsidiary, which will require a substantial capital contribution. We have invested $700,000 in our PRC subsidiary to purchase additional hardware and other capital equipment used in the provision of Internet access services and to provide service and support in order to achieve our expansion and growth objectives and expect to provide substantial additional capital in the future. If we are unable to provide this additional capital to purchase hardware and software on a timely basis, Sichuan Guo Xun may terminate our relationship. Please see our discussion in "Business - ISP Services" for additional information regarding our relationship with Sichuan Guo Xun.

SICHUAN GUO XUN IS DEPENDENT ON NATIONAL TELECOMMUNICATIONS CARRIERS FOR CONNECTIONS AND IS SUBJECT TO THEIR LINE CHARGES

         Sichuan Guo Xun relies on traditional telecommunications carriers to transmit its traffic over local and long distance networks, both with respect to dial-up service for its subscriber base as well as for line charges which connect it to China's Internet backbone. Specifically, it relies on the PRC telephone monopolies such as China Telecom and China Unicom. The benefits of competition and alternative sources of supply are not present in these markets. These entities can set rates and charges for Sichuan Guo Xun's lines while competing only against themselves. Although line rates and charges have been reduced since the break-up of China Telecom into several government owned telecommunications carriers, there can be no assurance that line rates will continue to decrease or that rates will not increase in the future. Sichuan Guo Xun will have to pay the line rates charged by these entities to continue in business. Although we have been assured that additional lines are available, these entities may deny or delay the allocation of leased lines to Sichuan Guo Xun for no reason. Any drastic increase in the rates charged by the telecommunications monopolies for access lines or any failure to obtain additional lines will adversely affect our business and potentially slow our growth. In addition, these networks may experience disruptions and capacity constraints that are not easily remedied. Sichuan Guo Xun has no means of replacing these services.

IF SICHUAN GUO XUN DOES NOT SUCCEED IN DEVELOPING SUFFICIENT NETWORK CAPACITY, IT MAY LOSE CUSTOMERS

         The success of Sichuan Guo Xun will depend, in part, on the capacity, reliability and security of its network. Sichuan Guo Xun's network includes computers, servers, routers, modems and other related hardware and software. While Sichuan Guo Xun has not experienced network capacity constraints to date, such constraints may occur in the future, if Sichuan Guo Xun grows as we anticipate, in connection with:

         o the ability to obtain additional dial-up telephone numbers and telecommunications lines by which subscribers access Sichuan Guo Xun; and

         o system wide services, such as e-mail and news services, which can affect all members.

         These capacity constraints may result in slowdowns, delays or inaccessibility when subscribers try to use a particular service. Poor network performance could cause subscribers to terminate their membership with us. To reduce the probability of such problems, we will be required to expand and improve Sichuan Guo Xun's network. Such expansion and improvement will be very costly and time consuming. We have committed to provide $1 million to Sichuan Guo Xun to expand its network and have provided $700,000 to date. We may not have sufficient funds or otherwise be able to expand or adapt Sichuan Guo Xun's network to meet additional demand or changing subscriber requirements on a timely basis or at a commercially reasonable cost.

INCREASED GOVERNMENT REGULATION MAY INCREASE OUR COST OF DOING BUSINESS OR CAUSE US TO CHANGE THE WAY WE CONDUCT OUR BUSINESS

         Any new legislation or regulation adopted by the PRC regarding the Internet, or the application or uncertainty relating to the application of existing laws and regulations to the Internet, could materially adversely affect our business, operating results and financial condition. Legislation could impair the growth of the Internet and decrease the acceptance of the Internet as a communications and commercial medium. This could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse affect on our business, financial condition and operating results. Further, the growth and development of the Internet messaging market may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. These laws may impose additional burdens on our business. For example, because we rely on the collection and use of personal data from our users for targeting advertisements, any laws or regulations that restrict our ability to collect or use such information may harm us. Hong Kong has enacted laws or adopted regulations that prevent Internet companies or Web portals from selling any information collected from users.

WE MAY BE SUBJECT TO CRIMINAL PENALTIES, INCLUDING REVOCATIONS OF OUR LICENSE TO DO BUSINESS IN CHINA IF WE ARE SUBJECT TO CLAIMS BASED ON THE NATURE AND CONTENT OF MATERIALS TRANSMITTED THROUGH OUR FINANCIAL SERVICES WEB SITE AND VIA OUR WEB BASED E-MAIL AND MESSAGING SERVICES

         As a provider of Internet content and Web based e-mail and messaging services, we may be subject to legal claims involving matters such as a breach of Chinese national security, defamation, negligence, invasion of privacy, copyright infringement and other claims based on the nature and content of the materials transmitted over our financial information Web site and by e-mail. We intend to exhibit only PRC government sanctioned news and information over our financial services Web site and to engage appropriate personnel to monitor the content distributed on such site to ensure compliance with PRC content requirements. We do not and cannot screen all of the content generated by our e-mail and messaging service users and we could be exposed to liability with respect to this content. Online content restrictions in China are extremely broad and cover many areas, including breaches of national security; disclosure of State secrets; infringement on State; social or collective interests or the legal rights and interests of citizens; or illegal or criminal and prohibit the transmission of indecent or obscene information and content. While we are unaware of any enforcement of these laws by the PRC in connection with the content of e-mail and online messages, the PRC government could successfully use

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these laws to terminate  operations of Web based e-mail and messaging  providers licensed to operate in China.

BECAUSE SICHUAN GUO XUN LACKS FULL REDUNDACY OF ITS COMPUTER SYSTEMS, A SYSTEMS FAILURE COULD PREVENT IT FROM OPERATING ITS BUSINESS

         Sichuan Guo Xun relies on the Internet and, accordingly, upon the continuous reliable and secure operation of its Internet servers, hardware, software and infrastructure, such as leased lines from telecommunications service providers operated by the government of China. While Sichuan Guo Xun does have limited back-up capability, it does not have full redundancy of all of its computer and telecommunications systems. As a result, failure of key primary or back-up systems to operate properly could lead to a loss of customers and damage Sichuan Guo Xun's reputation. We are working to increase the extent of the redundancy of Sichuan Guo Xun's systems to lessen the effects of any system failure, but we cannot make any assurance that existing back-up and redundancy systems or these implemented in the future will be sufficient to avoid the problems which may result from a failure of existing systems.

REGULATION OF THE INTERNET AND INFORMATION INDUSTRY IN THE PRC MAY ADVERSELY AFFECT OUR BUSINESS

         The PRC has enacted regulations governing the provision of ISP services, Internet access and the distribution of news and other information. The Chinese government regulates access to the Internet by imposing strict licensing requirements and requiring ISPs in China to use the government operated international inbound and outbound Internet backbones (the telephone lines which connect China's domestic internet network with the international internet network). Sichuan Guo Xun has been issued all licenses required to offer Internet access services in the Province of Sichuan. There can be no assurance that Sichuan Guo Xun's will retain its license.

         We have begun the process of developing a financial information Web site and in the future, we hope to develop a Web portal which will provide news and other information to users. The Propaganda Department of the Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control political correctness. The Ministry of Information Industry has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of Chinese laws prohibiting the distribution of content deemed to be socially destabilizing. Because many Chinese laws, regulations and legal requirements with regard to the Internet are relatively new and untested, their interpretation and enforcement of what is deemed to be socially destabilizing by Chinese authorities may involve significant uncertainty. In addition, the Chinese legal system is a civil law system in which decided legal cases have little precedential value. As a result, in many cases it is difficult to determine the type of content that may result in liability. We cannot predict the effect of further developments in the Chinese legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of

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

local regulations by national laws. Periodically, the Ministry of Public Security has stopped the distribution of information over the Internet which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local ISP to block any Web site maintained outside of China at its sole discretion. Web sites that are blocked in China include many major NEWS-RELATED WEB SITES SUCH AS WWW.CNN.COM, WWW.LATIMES.COM, WWW.NYTIMES.COM AND WWW.APPLEDAILY.COM.HK. These laws will affect the Chinese language Web portal which we propose to develop in the future.

         The Chinese government has also expressed its intention to closely control possible new areas of business presented by the Internet, such as Internet telephony. We cannot provide assurance that we will be able to obtain any necessary license required in the future or that future changes in Chinese government policies affecting the provision of ISP services, information services, including the provision of online services, will not impose additional regulatory requirements on us or our strategic partner, intensify competition in the Chinese information industry or otherwise have a material adverse effect on our business, financial condition and results of operations.

THERE ARE ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

         The PRC economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The PRC economy is also experiencing deflation which may continue in the future. The current economic situation may adversely affect our profitability over time as expenditures for advertisements may decrease due to the results of slowing domestic demand and deflation. On October 7, 1998, the Guangdong International Trust and Investment Corporation, an investment holding company of Guangzhou Province, was declared insolvent and shut down by the PRC government. Subsequently many other similarly situated PRC provincial investment holding companies have defaulted on their loans and experienced financial difficulties. As a result, our clients and suppliers may have limited access to credit that may adversely affect our business. In addition, the international financial markets in which the securities of the PRC government, agencies and private entities are traded also have experienced significant price fluctuations upon speculation that the PRC government may devalue the Renminbi which could increase our costs relative to our PRC revenues.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO UTILIZE OUR REVENUES EFFECTIVELY

         We expect to derive a significant portion of revenues in the form of Renminbi. Although Chinese governmental policies were introduced in 1996 to allow greater convertibility of the Renminbi, significant restrictions still

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

remain. We can provide no assurance that the Chinese regulatory authorities will not impose greater restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside the PRC.

A CHANGE IN CURRENCY EXCHANGE RATES COULD INCREASE OUR COSTS RELATIVE TO OUR REVENUES

         We expect to generate a portion of our revenues and to incur expenses and liabilities in Chinese Renminbi and U.S. dollars. As a result, we are subject to the effects of exchange rate fluctuations with respect to any of these currencies. We have not entered into agreements or purchase instruments to hedge our exchange rate risks although we may do so in the future.

THE UNCERTAINTY OF THE ENFORCEABILITY OF OUR CONTRACTUAL RIGHTS MAY HAVE A SERIOUS ADVERSE IMPACT ON OUR BUSINESS

         The legal system in China is still at a developmental stage. There are uncertainties in terms of the predictability and transparency of its laws and regulations. The judicial system is relatively young. As a result, our contractual rights in China are subject to these uncertainties. We may have serious disruptions and suffer significant losses in terms of business opportunities and operations if our contractual rights cannot be fully enforced.

         RISKS RELATING TO OUR STOCK

POSSIBLE DELISTING OF OUR STOCK FROM TRADING ON THE ELECTRONIC BULLETIN BOARD

         Our common stock is listed on the electronic bulletin board of the over-the-counter market. In early 1999, NASDAQ adopted regulations that would prohibit securities that are not registered under the Securities Exchange Act of 1934 from trading on any market or electronic exchange, including the electronic bulletin board. Any securities not so registered by the date specified by NASDAQ would be "delisted," that is dropped from the electronic bulletin board from trading. Under these new rules, our class of common stock must be registered under the Securities Exchange Act of 1934 by January 19, 2000. This Form 10-SB is intended to register our class of common stock under the Securities Exchange Act of 1934. However, by law, registration statements such as this Form 10-SB do not become effective until 60 days after filing with the Securities and Exchange Commission. A date 60 days from the filing of this Form 10-SB would extend beyond the January 19, 2000 deadline. If the Securities and Exchange Commission does not declare this Form 10-SB effective prior to the delisting date, our common stock will be delisted from trading on the electronic bulletin board and holders of our common stock would have no means of liquidating their shares. Once delisted, we cannot predict when, if ever, our class of common stock would be re-listed for trading on the electronic bulletin board or any other market or

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

exchange as the approval to re-list the common stock is subject to review by the NASD.

BECAUSE OUR COMMON STOCK PRICE IS BELOW $5.00, WE ARE SUBJECT TO ADDITIONAL RULES AND REGULATIONS.

         The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. Our common stock presently is a "penny stock". Because our stock is a "penny stock", it is subject to rules that impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors. There can be no assurance that the common stock will trade for $5.00 or more per share, or if so, when.

         Although we desire to list the common stock on the Nasdaq SmallCap Market and intend to apply for a listing on the SmallCap market at such time as we meet the listing criteria, there can be no assurance that we will ever qualify.

         In order to qualify for initial listing on the Nasdaq SmallCap Market a company must, among other things, have:

         >>       at least $4,000,000 in net tangible assets;

         >>       a $5,000,000 "public float;" and

         >>       a minimum bid price for its securities of $4.00 per share.

         >>       maintain $2,000,000 in net tangible assets, and

         >>       a $1,000,000 market value of the public float.

In addition, continued inclusion requires two market makers and a minimum bid of $1.00 per share. Failure to meet these maintenance criteria may result in the discontinuance of Nasdaq SmallCap Market listing.

         Absent Nasdaq SmallCap Market or other Nasdaq or stock exchange listing, trading, if any, in common stock will, as it presently is, continue in

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

the "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. As a result, you may find it difficult to dispose of or to obtain accurate quotations as to the market value of the common stock.

OUR STOCK PRICE IS HIGHLY VOLATILE

         In the past, our common stock has traded at volatile prices. We believe that the market prices will continue to be subject to significant fluctuations due to various factors and events that may or may not be related to our performance. The stock market has from time to time experienced significant price and volume fluctuations, which have particularly affected the market prices of the stocks of Internet-sector companies and companies operating in China which may be unrelated to the operating performance of such companies. Furthermore, our operating results and prospects from time to time may be below the expectations of public market analysts and investors.

FACTORS OUTSIDE OF OUR CONTROL MAY AFFECT OUR OPERATING RESULTS AND CAUSE OUR QUARTERLY RESULTS TO FLUCTUATE

         Our financial results may fluctuate significantly because of several factors, many of which are beyond our control. These factors include:

         o        our failure to keep pace with changing technology;

         o        costs  associated  with  gaining  and  retaining  members  and
                  capital   expenditures   for   upgrading   our   systems   and
                  infrastructure;

         o timing and market acceptance of new and upgraded Internet service introductions, technologies and services by us and our competitors;

         o loss of subscribers, seasonal fluctuations in demand for our services; o downward pressure on prices due to increased competition;

         o        changes    in    our     operating     expenses,     including
                  telecommunications costs; and

         o the effect of potential acquisitions. Fluctuations caused by these and other factors could cause our business to suffer.

WE HAVE NO INTENTION OF PAYING DIVIDENDS

         We have never paid any cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not expect to pay any dividends in the foreseeable future.

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

THE FUTURE SALE OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL

         The market price of our common stock could fall if our stockholders sell substantial amounts of common stock, including shares issued upon the exercise of outstanding options, in the public market following this offering. Such sales might also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Please refer to our discussion in "Shares Eligible for Future Sale."

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This Form 8-K may include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans and the outcome of any contingencies are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "believe," "plan," "will," "anticipate," "estimate," "expect," "intend" and other phrases of similar meaning. Known and unknown risks, uncertainties and other factors could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Although we believe that our expectations that are expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from our expectations, including the following:

         o the Internet and Web based e-mail may not grow as quickly as anticipated in China;

         o        we may lose subscribers or fail to grow our subscriber base;

         o the service providers with which we do business may fail to provide adequate services or develop and provide us with competitive products;

         o we may not successfully integrate operations, personnel or assets obtained through acquisitions;

         o        we may fail to compete with existing and new competitors;

         o        we may not be able to sustain growth;

         o we may not adequately respond to technological developments impacting the Internet;

         o we may fail to identify and correct a significant Year 2000 compliance problem and experience a major system failure;

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

         o        we may not be able to find needed financing; and

         o internal laws and regulations governing our operations in China may change in a way which materially and negatively effects our business.

     This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere in this report. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements included in this prospectus under the caption "Risk Factors."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Form 8-K. The following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this document.

         OVERVIEW

         CathayOnline, Inc. was incorporated in September, 1995 and in December 1998, the management of the Company changed with the objective of analyzing and implementing a strategy with respect to the long term opportunities in the Internet within the People's Republic of China and other Chinese speaking markets including the Internet Service Providing market and collateral operating and Web based services such as Web based e-mail, advanced messaging services, integration of Internet services with other forms and means of communication. Additionally the Company was exploring opportunities in online lottery kiosks. From January 1999 through June 1999, our operating activities consisted primarily of identifying opportunities, negotiating Letters of Understanding with several of those opportunities, planning and development of the operations, implementing the corporate structure, recruiting personnel, raising capital and purchasing operating assets. During the period from June through October, we finalized a number of agreements including: the acquisition of TorchMail.com; a first to market reseller Agreement with USA.NET, under which TorchMail.com, a wholly owned subsidiary, obtained the right to market a Chinese language version of USA.NET's Web based email and advanced messaging services to the Chinese speaking markets; the establishment of a wholly-owned subsidiary, Sichuan CathayOnline Technologies Co. Ltd., which, through a joint project with Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si operates a government licensed Internet Service Provider in the Sichuan province in China; the establishment of a

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

co-branded Website with register.com under which TorchMail.com will sell primary level domains, and; the indirect acquisition of interests in ten lottery kiosks in Guangzhou, China (which have been sold prior to the date hereof). To date, we having invested over $700,000 in our PRC subsidiary, Sichuan CatahyOnline Technologies, to provide technological and personnel support, allowing Sichuan Guo Xun to expand its operations to accommodate up to 25,000 subscribers.

         Presently, we generate no significant income and have incurred net losses since inception. Our prospects must be considered in light of the significant risks, costs and difficulties often encountered by enterprises in their early stages of development, in particular companies in the Internet sector and, more specifically, targeting and operating in the Greater China and Asian markets.

         Our capital and operating expenses will increase significantly in the near future as the result of commitments and hiring requirements to meet marketing objectives. With these requirements in mind, we are seeking to raise up to $10 million to fund our anticipated expenses. There is no guarantee that we will be able to raise the funds and there are no guarantees that we will not require to raise further capital for operations and expansion in the near future.

         We expect to expand our employee base, from the existing 45 employees, by an additional 30 over the next 6 months, including sales, marketing, operational , technical and customer support resources. In particular, we intend to expand our sales force to market the services provided by the ISP and the marketing of the Web based e-mail and advanced messaging services under the name TorchMail. The primary target of the ISP is medium to large sized corporations and government institutions in the Sichuan province desiring to establish or expand their online presence, providing training, service, technical support and Web site development to our clientele.

         We intend to further develop existing strategic partnerships and identify new opportunities to expand our distribution channels of the Chinese language Web based e-mail and advanced messaging services to the Chinese speaking markets, in particular partnerships with ISP's, portals, Web hosting companies and government institutions in the People's Republic of China, Hong Kong, Taiwan, Malaysia, Singapore and Indonesia.

         Currently, we make our principal offices in New York and have marketing
offices  or  representation  in  Chengdu,   Guangzhou  and  Beijing,  China  and
Vancouver, Canada.

         Additionally, we have entered into a letter of intent with CleanWay Corp. in which, if made into a final agreement, would permit TorchMail to offer live stock quotes, create its own financial Website on which viewers could obtain live stock quotes and have the first right of refusal to provide Web based email to any other sites or companies using the live quotes as provided by StockSecrets. Though we are continuing the discussions with CleanWay as to the nature of a definitive agreement, in addition to discussing the technical aspects of implementing the service, no definitive agreement has been signed and there can be no assurance that we will be able to offer these services.

         On July 2 ,1999, we acquired 100% TorchMail.com, Inc. for an initial payment of 2,500,000 shares of our common stock plus ten thousand dollars for legal expenses. Further payments possibly may have to be made for the acquisition of TorchMail upon the resale of 360,000 Seats (mailboxes created within a Customer Account of use of Services by a User) we will issue an additional 2,500,000 shares, upon the resale of 500,000 Seats the Company will issue 1,250,000 shares and upon the resale of 750,000 Seats the Company will issue 1,250,000 shares. We are confident that we will generate sufficient revenues from our Web based e-mail and advanced messaging operations to support all future payments required to be made under various agreements we have entered relating to these operations.

         SICHUAN ISP PROJECT:

         On August 10, 1999, we organized, in accordance with the laws of the PRC, a wholly-owned subsidiary, Sichuan CathayOnline Technologies Co. Ltd. ("Sichuan CathayOnline"), which operates in the City of Chengdu. On September 9, 1999, Sichuan CathayOnline entered into a management and consultancy service agreement (the "Agreement") with Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si ("Sichuan Guo Xun"), an ISP in Sichuan Province licensed by the Sichuan Administrative Bureau for Posts and Telecommunications for an initial term from September 8, 1999 to March 23, 2003. Pursuant to the Agreement, Sichuan CathayOnline and Guo Xun will work jointly in providing Internet services and Sichuan CathayOnline is entitled to 90% of the profit generated from such services.

         TORCHMAIL.COM, INC.

         CathayOnline, through its wholly owned subsidiary TorchMail.com, Inc. and its partnership with USA.NET, has budgeted to sell in excess of 360,000 Web based professional advanced messaging services Seats to the Chinese speaking markets through November 30, 2000. During the ramp-up period of reaching the target, the costs payable to USA.NET drop significantly to TorchMail, substantially increasing the profit margin to our operations. We intend to seek out and train strategically located sales teams to promote the product and services to the Chinese speaking markets in the People's Republic of China, Hong Kong, Taiwan, Singapore, Indonesia, Malaysia and the Philippines.

         With the rapidly evolving nature of the technology industry, potential for political uncertainty and our limited operating history, we believe that any period to period comparisons of our revenues and operating results are not meaningful and should not be relied upon as an indication of future performance. As of December 1, 1999 the Company had 45 employees, in comparison with no full time employees at December 31, 1998. CathayOnline does not believe that its historical growth rates for revenues, expenses, capital investments or personnel are indicative of future results.

         RESULTS OF OPERATIONS

         During the period from September 20, 1995 to January 6, 1998, we did not engage in any operations and were considered dormant. On January 6, 1998, we obtained a Certificate of renewal from the State of Nevada. As of June 30, 1999 the Company was in the development stage and has only recently commenced planned principal operations.

         Since inception, we have incurred significant losses and, as of June 30, 1999, had an accumulated deficit of approximately $325,000. It is our intention to invest heavily to expand network infrastructure and expand sales and marketing. We expect to incur substantial operating losses in the foreseeable future.

         INCOME TAXES

         No provision for federal and state incomes taxes has been recorded as we have incurred net operating losses from inception through June 30, 1999. As of June 30, 1999, we had approximately $300,000 of federal and state net operation loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2010. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Because there is significant doubt as to whether we will realize any benefit from this deferred tax asset, we have established a full valuation allowance as of June 30, 1999.

         INFLATION AND REGULATION

         Our operations have not been, and in the near term are not expected to be, materially affected by inflation or changing prices. We will encounter competition from a variety of firms selling Internet services in its market area. Many of these firms have long-standing customer relationships and are well-staffed and well financed. The Company believes that competition in the Internet industry is based on competitive pricing, although the ability, reputation and support of a marketing network is also significant. The Company does not believe that any recently enacted or presently pending proposed legislation will have a material adverse effect on its results of operations.

         FACTORS THAT MAY AFFECT FUTURE RESULTS

         Management's Discussion and Analysis and other parts of this registration statement contain information based on management's beliefs and forward-looking statements that involve a number of risks, uncertainties, and assumptions. There can be no assurance that actual results will not differ materially from the forward-looking statements as a result of various factors, including but not limited to the following:

         The markets for many of our product offerings are characterized by rapidly changing technology, evolving industry standards, and frequent new product introductions. Our operating results will depend to a significant extent on our ability to design, develop, or otherwise obtain and introduce new products, services, systems, and solutions and to reduce the costs of these offerings. The success of these and other new offerings is dependent on many factors, including proper identification of customer needs, cost, timely completion and introduction, differentiation from offerings of our competitors, and market acceptance. The ability to successfully introduce new products and services could have an impact on future results of operations.

         FLUCTUATIONS IN QUARTERLY RESULTS

         We have incurred operating losses since inception, and cannot be certain that we will achieve profitability on a quarterly or annual basis in the future. We believe that future operating results will be subject to quarterly fluctuations due to a variety of factors, including, but not limited to:

         o        Continued growth of the Internet in China;



         o        Continued growth of the Internet and e-mail usage in Asia;



         o Our ability to attract and retain customers and maintain customer satisfaction;



         o        Technical difficulties or system outages;



         o        Government regulation surrounding the Internet;



         o Fulfilling contractual obligations under the agreement with USA.NET;

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

         o        Pricing policies of competitors;



         o        Ability to attract and retain qualified personnel with Chinese
                  language  and  Internet  industry  expertise,   in  particular
                  technical, sales and marketing personnel;

         o        The  amount  and  timing  of   operating   costs  and  capital
                  expenditures   relating  to  expansion  of  our  business  and
                  infrastructure;



         o The ability to upgrade, develop and maintain our systems and infrastructure; and



         o        Failure to increase sales.



         In addition to the factors set forth above, the Company's operating results will be impacted by the extent to which the Company incurs non-cash charges associated with stock-based arrangements with the employees and non-employees.

         LIQUIDITY AND CAPITAL RESOURCES

         Since inception, we have funded our operations from the net proceeds from the sale of common stock. In 1999, CASH PROVIDED BY FINANCING ACTIVITIES WAS APPROXIMATELY $1,922,850 million.

         We have no debt.



         Our current cash balances will not be sufficient to meet our working capital and capital expenditure requirements for the next 12 months. It is anticipated that with the further expansion of the operations we will incur negative cash flows, therefore requiring us to seek additional financings to support the growth in operations, both on a short term and long term basis. We expect to acquire or invest in businesses, products, services and technologies that complement or augment its service offerings and customer base. We currently are engaged in discussions with a number of companies regarding strategic acquisitions or investments. Although these discussions are ongoing, no definitive agreements have been signed and there can be no assurance that any of these discussions will result in actual acquisitions. It is anticipated that some of the acquisitions will be paid for by issuing additional common stock and this could dilute our shareholders. In addition, there may be the requirement to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions, which would materially increase the

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

Company's operating expenses. In addition, we may seek to raise funds by offering debt or equity to the public. There is no guarantee that we will be able to raise the funds. Thereafter, we may need to raise additional funds in order to meet funding requirements of a more rapid expansion plan, potential acquisitions, development of new or enhanced products or services, in response to competitive pressures or to acquire technologies or complimentary products or businesses.

         If we cannot obtain outside financing, we will consider scaling back our expansion plans for TorchMail and Sichuan Guo Xun's operations, and re-evaluate certain potential acquisitions and, instead, rely upon internally generated cash flow. Resources that would have been allocated to a more aggressive expansion plan would then be diverted towards a broad based advertising campaign to build upon the subscriber bases permitting an internally financed growth.

         Net of depreciation, our investment in property and equipment was nominal up to October 31, 1999. Installation of infrastructure equipment in Chengdu, purchases of furniture and equipment for new employees, and leasehold improvements related to office expansions accounted for this increase. It is expected that our investments in property and equipment will continue to grow as the Company seeks to increase capacity and services.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS.

The following table sets forth information as of March 30, 2000, regarding the beneficial ownership of Common Stock of (1) each person or group known by us to beneficially own 5% or more of the outstanding shares of Common Stock, (2) each director and officer and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                 Amount of
Name of                          Beneficial            Percent of Outstanding
Beneficial Owner (1)             Ownership             Shares of Class Owned (2)
------------------               ---------             -------------------------
Brian W. Ransom (3)               18,025,000                       44.06%
Owen Li (4)                        1,952,184                        6.60%
Peter Lau (5)                      1,759,000                        6.43%
Yuning Wang (6)                    1,805,006                        5.57%
Ken Levy                               7,000                        *
All officers and directors
AS A GROUP (3 PERSONS)           23,548,190 (7)                    42.50%
------------------------------------

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

* Less than 1% of the outstanding shares.

1. The address for each of the officers and directors of the Company is c/o our corporate headquarters in New York.

2. The percentage of shares owned of the outstanding class gives effect to the issuance of shares of common stock to such person upon the exercise the warrants held by that person and exercisable within 60 days of the date hereof.

3. Includes 15,050,000 shares issuable upon the exercise of common stock purchase warrants granted to Mr. Ransom, 50,000 of which were granted to Mr. Ransom on April 29, 1999 in connection with an investment of $25,000 in units of which these warrants were a part, and 15,000,0000 warrants issued on October 26, 1999 as partial compensation for the services he will render as our President. The 50,000 warrants are exercisable for a period of 2 years after issuance at a price of $.60, if exercised during the first year after issuance, and $.70 per share, if exercised during the second year after issuance. The 15,000,000 warrants are exercisable for a period of 3 years commencing on the date of grant at an exercise price of $.33 per share. Ten million of these warrants are held by a corporation all of the shares of which will be held in a trust of which Mr. Ransom is the sole beneficiary. The shares of common stock underlying the 15,000,000 warrants are subject to registration under the Securities Act of 1933.

4. Table includes 1,500,000 shares issuable upon the exercise of common stock purchase warrants granted to Mr. Li on October 26, 1999. The warrants are exercisable for a period of 3 years commencing on the date of grant at an exercise price of $.33 per share. The shares of common stock underlying these warrants are subject to registration under the Securities Act of 1933.

5. Table includes 1,500,000 shares issuable upon the exercise of common stock purchase warrants granted to Mr. Lau on October 26, 1999. The warrants are exercisable for a period of 3 years commencing on the date of grant at an exercise price of $.33 per share. The shares of common stock underlying these warrants are subject to registration under the Securities Act of 1933.

6. Table includes 1,500,000 shares issuable upon the exercise of common stock purchase warrants granted to Mr. Wang on October 26, 1999. The warrants are exercisable for a period of 3 years commencing on the date of grant at an exercise price of $.33 per share. The shares of common stock underlying these warrants are subject to registration under the Securities Act of 1933.

7. Figure includes only the first three individuals named in the table and assumes exercise of all convertible securities held by these individuals.

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

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS.

         The following table lists, as of March 31, 2000, our directors, executive officers and key employees, as well as promoters and control persons of our company:

NAME                       AGE                 TITLE
----                       ---                 -----
Brian W. Ransom            38            President and a Director

Owen Li                    36            Director and Managing Director-Sichuan
                                         CathayOnline Technologies Co. Ltd. (HK)

Peter Lau                  46            Chief Financial Officer and Secretary

Ken Levy                   54            Director

         All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors elects the officers annually.

         Brian W. Ransom has served as our President and a Director since December 1998. From 1991 until he joined us, Mr. Ransom acted as an independent consultant to and negotiator for North American and European companies. He consulted on matters relating to corporate structuring, corporate finance, foreign exchange and interest rate risk control management and negotiation of strategic relationships between corporations and corporations and governments. Mr. Ransom has been responsible for the management of a US$1.5 billion loan portfolio and the management of a currency-trading portfolio. He has held positions on the boards of two Canadian mutual fund companies, an international fiduciary, as well as the boards of software and manufacturing firms

         Mr. Owen Li has been one of our Directors and has served as the Managing Director of Sichuan CathayOnline Technologies Co., Ltd., our wholly-owned Chinese subsidiary that interfaces with Sichuan Guo, since June 1999. In his ca pacity as Managing Director of the Sichuan CathayOnline, Mr. Li specializes in technology planning and business development in computers and telecommunications. Prior to joining us, from September 1997 through May 1999, Mr. Li served as the Manager of ChengduNet, an ISP located in Chengdu, Sichuan Province, which no longer exists. From July 1991 through September 1997, he was employed by the Workers' Compensation Board of the Province of British Columbia, Canada, as a Data Base Administrator. Mr. Li brings to us 12 years of technical experience in computer communications, including 7 years of management experience in the telecommunications industry, as well as extensive experience as a system administrator and technical architect. Mr. Li has consulted for the University of British Columbia, BC research, the Worker's Compensation Board, and ProNet. Mr. Li was awarded a bachelors degree in computer science from Sichuan University in 1985 and a masters degree in computer science from the University of British Columbia, Canada, in 1991.

         Peter Lau has been our Chief Financial Officer since joining us in October 1999. Mr. Lau was elected as a Director and appointed as Secretary on December 15, 1999. Mr. Lau has more than twenty years professional experience in corporate finance, accounting and marketing. Prior to becoming associated with us, since 1996, he served as the Managing Director of Corporate Finance, Manager of Special Projects, and Managing Director of United States operations for American Frontier Financial, Inc., a United States registered securities brokerage firm, and Heng Fung Capital, Inc. and Heng Fung Equities, Inc., Hong Kong merchant banking companies with offices in Hong Kong and the United States. While with the Heng Fung group, Mr. Lau established a U.S. merchant banking and investment banking operation on Wall Street. From 1994 through 1996, Mr. Lau served as the Managing Director of Corporate Finance for Ridgewood Capital LLC., where he provided corporate financial and advisory services, negotiated and arranged equity and debt financing, and developed new business. Mr. Lau also is a director of Advanced Environmental Technology Inc. Mr. Lau is a certified public accountant by training and has been employed by Deloitte & Touche as an accountant and a senior management consultant. Mr. Lau was awarded a bachelor's degree in accounting from University of Hartford in 1976 and a masters degree in accounting from University of Hartford in 1978.

         Ken Levy was appointed as a member of our Board of Directors on February 22, 2000. In January 2000, Mr. Levy joined United Network Marketing
Systems, a technology incubator located in New York, as that company's President, where is responsible for identifying investment and acquisition opportunities and negotiating agreements and developing the company's acquisitions and investments. From March 1997 through December 1999, Mr. Levy served as the Managing Director of Janssen Meyers Associates LP, an investment banking firm located in New York. From 1994 through March 1997, he was the President of Marshall Alexander & Marshall, an investment banking firm located in New York. Mr. Levy was awarded a bachelor of arts degree in chemistry from Hofstra University in 1968.

AGREEMENTS WITH MANAGEMENT

         On October 30, 1999, we entered into an employment agreement with Brian Ransom to serve as our President and Chief Executive Officer. This agreement provides that Mr. Ransom will serve as President for a period of 2 years. We will pay Mr. Ransom annual compensation of $60,000 for his services; a monthly bonus based upon the number of Web based professional messaging e-mail accounts we establish during the term of his employment, as described below; and a cash bonus to be determined by the Board of Directors upon the conclusion of each year of the term of his agreement with us. Mr. Ransom's bonus upon the resale by us of Web based professional messaging e-mail accounts we establish during the term of his employment shall be calculated as follows:

         o 35,000 seats and up to the resale of 99,999 seats, we will pay a bonus equal to $.01 per seat per month;

         o 100,000 seats and up to the resale of 199,999 seats, we will pay a bonus equal to $.03 per seat per month;

         o 200,000 seats and up to the resale of 299,999 seats, we will pay a bonus equal to $.05 per seat per month;

         o 300,000 seats and up to the resale of 399,999 seats, we will pay a bonus equal to $.07 per seat per month; and

         o 400,000 seats and above, we will pay a bonus equal to $.10 per seat per month.

     We have agreed (and any other entity which may acquire TorchMail.com, Inc. in the future must agree) to pay the foregoing bonus for so long as TorchMail shall derive revenues from its Web based professional messaging e-mail accounts.

     In addition, we have issued to Mr. Ransom warrants to purchase up to 15 million shares or our common stock. The warrant is exercisable for a period of 3 years at an exercise price of $.33 per share. Either we or Mr. Ransom may terminate his employment agreement with or without cause on 60 day's written notice.

         On June 29, 1999, we entered into a Management Agreement with Owen Li, one of our Directors and the President of Sichuan CathayOnline Technologies Co., Ltd. to serve as the General Manager of that entity for a period of 3 years. Mr. Li is responsible for all aspects of our operations in the Province of Sichuan. Mr. Li will receive an aggregate of $10,000 per month payable as follows: (i) Sichuan CathayOnline Technologies Co., Ltd. will pay to Mr. Li $6,500 per month, in cash, (ii) we have issued 120,000 shares upon the execution of the agreement; and (iii) we will issue to Mr. Li in each month during the term of the agreement a number of shares of our common stock as shall be equal to $3,500 divided by the average bid price per share of common stock for the last five trading days of each month and deduct a 10% discount from such price. In addition, we have agreed to issue into a trust for Mr. Li's benefit, the following shares, an indeterminate portion of which he has agreed to transfer to employees of Sichuan CathayOnline Technologies Co., Ltd., as incentives for their performance:

         o we must issue to Mr. Li an indeterminate number of shares to which he became entitled upon the execution of the agreement which shall be calculated by dividing $60,000 by the lesser of $.50 or the average closing bid price per share of our common stock over the 3 day period prior to the execution of our agreement with Mr. Li;

         o        we have issued 27,278 shares of common stock;

         o at such time as Mr. Li has registered 7,500 subscribers to Sichuan Guo Xun, we have agreed to issue a number of shares of our common stock as shall be calculated by dividing $75,000 by the lesser of $.50 or the average closing bid price per share of our common stock over the 3 day period prior to the execution of our agreement with Mr. Li; and

         o        at such time as Mr. Li has  registered  16,000  subscribers to

                  Sichuan Guo Xun, we have agreed to issue a number of shares of our common stock as shall be calculated by dividing $90,000 by the lesser of $.50 or the average closing bid price per share of our common stock over the 3 day period prior to the execution of our agreement with Mr. Li.

         In addition, we have issued to Mr. Li warrants to purchase up to 1.5 million shares or our common stock. The warrant is exercisable for a period of 3 years at an exercise price of $.25 per share. Mr. Li has agreed that, unless he first receives our written permission, he will not engage in any activities that compete with our business within any geographic area where Sichuan CathayOnline Technologies Co., Ltd. is licensed to do business in the telecommunications field in the PRC. Each party is entitled to terminate the agreement on 5 day's notice, in our case, if Mr. Li fails top perform his obligations under the agreement and in Mr. Li's case, if we have not funded Sichuan CathayOnline Technologies Co., Ltd. with $1 million within 6 months of June 29, 1999.

         On October 1, 1999, we entered into a Consulting Agreement with Peter Lau, our Chief Financial Officer to serve in such capacity for a period of one year. We will pay Mr. Lau a consulting fee of $48,000 per year and to issue to Mr. Lau 3,000 shares of our common stock in each month during the term of the agreement. In addition, we have agreed to pay Mr. Lau (i) a fee equal to 3% of the gross proceeds which we may derive from any financing or loan obtained through Mr. Lau; (ii) a fee, in cash or stock as we and Mr. Lau may agree, equal to 5% of the gross value of any merger acquisition or disposition to a part introduced to us by him; (iii) an additional undetermined fee for serving on the Board of Directors; and (iv) a to be determined bonus. In addition, we have issued to Mr. Lau warrants to purchase up to 1.5 million shares or our common stock. The warrant is exercisable for a period of 3 years at an exercise price of $.25 per share.

EXECUTIVE COMPENSATION.

The following table sets forth the information regarding compensation paid (on an annualized basis) for the Named Executive Officers for the periods indicated.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
                                                               Restricted
NAME AND PRINCIPAL POSITION         YEAR       SALARY         STOCK AWARDS
---------------------------         ----       ------         ------------

Brian Ransom, President             1999      $25,000          $37,500  (1)
------------------------------------------------------------------------------

None of our other executive officers received compensation in excess of $100,000 for the fiscal year ended June 30, 1999.

1. Includes 150,000 shares of common stock issued to Mr. Ransom in consideration of services rendered. We valued these shares at $.25 each for an aggregate value of $37,500.

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

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.

         On January 19, 2000, the Company borrowed an aggregate of $795,000 from Lothian Bancorp Ltd., a company owned entirely by the sister-in-law of the Company's President, Brian Ransom. The loan is evidenced by a promissory note dated the date of the loan and bears interest at the rate of 9% per annum. The Company will repay $500,000 of this loan from the proceeds of the Initial Closing of this Offering and will repay the balance of the loan upon the final closing of the Offering, if the maximum offering is achieved, or, if the maximum offering is not achieved, then within twelve months of the Final Closing. The Company has agreed to repay the balance of the loan within twelve months from the date of the promissory note.

DESCRIPTION OF SECURITIES.

GENERAL

         Our authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share. At March 31, 2000 there were outstanding 25,858,913 shares of common stock. In February 1999, our Board of Directors and shareholders approved an amendment to our Articles of Incorporation which authorized 30,000,0000 shares of par value $.001 blank check preferred stock. We have not amended our Articles of Incorporation to authorize the issuance of these shares but expect to do so in the near future. Set forth below is a summary description of certain provisions relating to our capital stock contained in our Articles of Incorporation and By-Laws and under the Foreign and Domestic Corporation Laws of the State of Nevada. The summary is qualified in its entirety by reference to our Articles of Incorporation and By-Laws and the Nevada corporation laws.

         We are contemplating affecting a reverse split of the outstanding shares of our common stock but will make such determination based upon market and other conditions during the second quarter of 2000.

BLANK CHECK PREFERRED STOCK

         The amendment to our Articles of Certificate of Incorporation authorizes our Board of Directors to issue, without any action on the part of our shareholders, an aggregate of 30,000,000 shares of "blank check" preferred stock. The Board shall have authority to divide the blank check preferred stock into one or more series and has broad authority to fix and determine the relative rights and preferences, including the voting rights of the shares of each series. The blank check preferred stock could be used as a method of discouraging, delaying, or preventing a change in control of the Company or be used to resist takeover offers opposed by management. Under certain circumstances, the Board could create impediments to or frustrate persons seeking to effect a takeover or otherwise gain control of the Company by causing shares of blank check referred stock with voting or conversion rights to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines not to be in our best interest. In addition, our ability to issue such shares of blank check preferred stock with voting or conversion rights could dilute the stock ownership of such person or entity. No shares of blank check preferred stock are currently issued and outstanding and we have no plans to issue any shares of blank check preferred stock.

COMMON STOCK

         We are authorized to issue 50,000,000 shares of common stock. Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a prorata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to our offerings of shares of our common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefor. It is our present intention to retain earnings, if any, for use in our business. Dividends are, therefore, unlikely in the foreseeable future.

         WARRANTS

         Employee and Consultants Warrants: During October 1999, we issued to our employees and consultants (or their designees) in consideration for services rendered warrants to purchase up to 21,700,000 shares of our common stock. The warrants are exercisable for a period of 3 years commencing on October 26, 1999 at an exercise price of $.33 per share. The shares of common stock issuable upon exercise of these warrants are subject to registration as described below. These warrants provide for cashless exercise by the holders. These warrants are not redeemable. As of the date hereof, none of these warrants have been exercised.

         Investor Warrants: During April and June 1999, we issued an aggregate of 2,990,000 common stock purchase warrants to eight investors, including 50,000 warrants to our President. These warrants are exercisable for a period of 2 years from the date of issuance at an exercise price of $.60, if exercised during the first year after issuance, and $.70 if exercised in the second year after issuance. Theses warrants are not redeemable. As of the date hereof, 200,000 warrants have been exercised.

         Regulation S Warrants: During the first quarter of 2000 we sold and issued 6,892,857 redeemable Common Stock purchase warrants to purchase a like number of shares of Common Stock. Each such warrant entitles the holder to purchase one share of Common Stock, subject to adjustment in the event of any stock dividend, stock split, subdivision or combination, or any reclassification of the outstanding shares of Common Stock at any time after issuance until the expiration of these warrants, a date two years after the date upon which the underlying shares of Common Stock are registered for resale under the Securities Act of 1933, at a price of $.847 per share. We may redeem these warrants at a price of US$.10 per warrant commencing one year after the effective date of the registration statement under the Securities Act of 1933 covering the underlying Common Stock provided that (i) a registration statement covering the underlying common stock is then effective and (ii) the average closing bid price per share of Common Stock for the thirty (30) day period ending five (5) days prior to the date of the redemption notice of the Warrants is at least $1.05 per share.

         REGISTRATION RIGHTS

         We have granted registration rights covering the 21,700,000 shares of common stock issuable to our employees and consultants upon the exercise of warrants issued to them as consideration for services rendered to us during the last year. These persons shall have the right to include all of the shares issuable upon exercise of these warrants in any registration statement we may file under the Securities Act of 1933 (with certain exceptions). The holders of the shares of common stock issuable upon exercise of the warrants have agreed to reduce the number of shares which may be registered if their shares are to be included in a registration statement which also includes securities being offered by us if the underwriter of such offering determines the total number of shares or securities being registered must be reduced because of prevailing market factor. Further, the holders of the shares issuable upon exercise of the warrants have agreed to resell the shares in three equal tranches. These shareholders may sell: (i) up to one third of their shares commencing 6 months after the effective date of the registration statement by which the shares are registered; (ii) up to an additional one third of their shares 12 months after the effective date of the re registration statement by which the shares are registered; and (iii) up to an additional one third of their shares 18 months after the effective date of the re registration statement by which the shares are registered.

         We also have granted registration rights to the holders of 6,892,857 shares of Common Stock and 6,892,857 shares of common stock underlying redeemable common stock purchase warrants sold pursuant to Regulation S. We have agreed that, if at any time during the one-year period commencing on April 3, 2000, we propose to file, on our behalf and/or on behalf of any of our securities holders, a registration statement relating to its capital stock under the Securities Act of 1933 other than in connection with a dividend reinvestment, employee stock purchase, option or similar plan in connection with a merger, consolidation or reorganization, we shall give written notice to all holders of these warrants at least twenty (20) days before the filing with the SEC of such registration statement. Such notice shall offer to include in such filing that number of the shares of common stock as the holders may request pursuant to written notice to us within ten (10) days after the date of mailing of such offer. We shall thereupon include in such filing that number of shares of common stock and shares of common stock underlying the warrant so requested by the holders of these securities and, subject to our limited right to withdraw such filing, shall use our best efforts to effect registration of all of such shares of Common Stock Under the Securities Act Of 1933. We have agreed to use our best efforts to keep such registration statement continuously effective under the Securities Act of 1933 until the date which is two years after the date that such registration statement is declared effective by the SEC or such earlier date when all securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933. In addition, we have agreed that at any time commencing October 1, 2000, holders of at least fifty one percent of the outstanding shares of common stock and shares of common stock underlying the above-described warrants, may notify us of their desire to sell these securities. Upon receipt of such notice, we shall promptly thereafter notify all other holders of these securities that did not sign such notice, in writing, that a registration is to be effected, and prepare and file, within sixty (60) days of the receipt of the demand registration notice, with the SEC a registration statement on the appropriate form and use our best efforts to cause such registration statement to become effective in order that participating holders of the securities may sell them.

         STOCK SPLITS

         On January 5, 1998, we affected a 1-for-44 split of our outstanding shares of common stock. On August 27, 1998, we affected a 1-for-2.273 split of our outstanding shares of common stock. All stock information included in this registration statement reflects these stock splits.

         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Form 8-K, we have a total of 25,858,913 shares of common stock outstanding. Of these outstanding shares, 11,287,700 shares are freely tradable, without restriction by or further registration under the Securities Act of 1933 by persons other than our "affiliates," as defined in Rule 144 under the Securities Act.

         All the other outstanding shares of common stock (6,046,071 shares) are "restricted securities" for purposes of the Securities Act and may not be sold unless they are registered under the Securities Act or unless an exemption from registration, such as that provided by Rule 144, is available.

         We can make no prediction as to the effect, if any, that market sales of shares of Common Stock or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant numbers of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair our future ability to raise capital through an offering of its equity securities.

         TRANSFER AGENT

         The Transfer Agent for the common stock is Signature Stock Transfer Inc. located at Office in the Park, 14675 Midway Road, Suite 221, Dallas, Texas 75244.

MARKET PRICE AND DIVIDENDS ON REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         MARKET PRICE

         On March 30, 2000, the closing bid price pr share of our common stock was $1.312.

         The following table sets forth the quarterly high and low closing bid and closing ask prices (in U.S. dollars) for our common stock for the period August 26, 1998 through the first three quarters of 1999:

                                                       Closing Bid
                                        --------- High             Low --------
1998

August 26 thru September 30                             UNPRICED

October 1 thru December 31                       $1.50            $.01

1999

January 4 thru March 31                          $1.25            $.50

April 1 thru June 30                             $1.25            $.31

 July 1 thru September 30                        $ .99            $.50

October 1 thru December 31

2000

January 3 thru March 30                          $2.00           $1.25

         Source: National Quotation Bureau, LLC

         The foregoing data represents prices between dealers and does not include retail mark-ups, mark-downs or commissions, nor does such data represent actual transactions or adjustments for stock-splits or dividends.

         DIVIDENDS

         To date, we have not declared or paid dividends on our common stock. We presently plan to retain earnings, if any, for use in our business.

         TRADING MARKET

         Our common stock trades on the NASD Electronic Bulletin Board under the symbol "CAOL".

         PRINCIPAL MARKET-MAKERS

         On March 30, 2000, there were 17 active market makers of our common stock. The principal market makers of our common stock. The principal market makers during the first quarter of 2000 have been Knight Securities, Inc., Wm.
V. Frankel & Co., Incorporated, Herzog Heine Geduld, Inc., Sharpe Capital, Inc. Fleet Trading/ A division of Fleet Securities, M.H. Meyerson & Co., Inc., Sherwood Securities Corp., and Hill Thompson Magid & Co., Inc.

         NUMBER OF SHAREHOLDERS OF RECORD

         At March 30, 2000, there were approximately 361 shareholders of record of our common stock.

LEGAL PROCEEDINGS.

         We are not presently party to any material legal proceeding nor are we aware of any material pending or potential legal proceeding, which might be instituted against us.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to the corporation or any stockholder for damages for breach of fiduciary duty as a director or officer or for any act or omission on their part, except that liability shall not be eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or the payment of dividends in violation of Nevada's corporate laws.

         Additionally, our By-Laws provide for the indemnification of any of our directors, officers and employees by reason of their serving in such capacity against reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding or any appeal therein which they, or any of them, are made parties or a party, except if such person is adjudged to have been liable for negligence or misconduct in the performance of such person's duties. Our Board of Directors shall fix the amount of the indemnity payable by us. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise. The foregoing provisions of our Articles of Incorporation may reduce the likelihood of derivative litigation against our directors and officers for breach of their fiduciary duties, even though such action, if successful, might otherwise benefit us and our stockholders.

                                    PART F/S

         The financial statements of the Company and supplementary data are included beginning immediately following the signature page to this report. The Following is a list of the financial statements and financial statement schedules included.

1.  FINANCIAL STATEMENTS                                                    PAGE

CATHAYONLINE, INC.

Independent Auditor's Report...............................................F - 1
Balance Sheets
  December 31, 1999 (Unaudited) and
  June 30, 1999 and 1998...................................................F - 2
Statements of Operations for the
   Six Months Ended December 31, 1999 (Unaudited) and the
   Years Ended June 30, 1999 and 1998......................................F - 4
Statement of Stockholders' Equity for the
   Six Months Ended December 31, 1999 (Unaudited) and the
   Years Ended June 30, 1999 and 1998......................................F - 5
Statements of Cash Flows for the
   Six Months Ended December 31, 1999 (Unaudited) and the
   Years Ended June 30, 1999 and 1998......................................F - 6
Notes to Financial Statements..............................................F - 8

LAZZARA FINANCIAL ASSET RECOVERY, INC.

Independent Auditor's Report..............................................F - 17
Balance Sheet
  December 31, 1999.......................................................F - 18
Statement of Operations for the
   Year Ended December 31, 1999...........................................F - 19
Statement of Stockholders' Equity for the
   Year Ended December 31, 1999...........................................F - 20
Statement of Cash Flows for the
   Year Ended December 31, 1999...........................................F - 21
Notes to Financial Statements.............................................F - 22

2.  FINANCIAL STATEMENT SCHEDULES

         The following financial statement schedules required by Regulation S-X are included herein.

         All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

3.  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Overview..................................................................F - 24

Unaudited Pro Forma Condensed Balance Sheets
  December 31, 1999.......................................................F - 25

Unaudited Pro Form Condensed Statements of Operations for the
   year Ended December 31, 1999...........................................F - 26

Notes to Unaudited Pro Forma Condensed Combined Financial Statements......F - 27

                                    PART III

ITEM 1.  INDEX TO EXHIBITS


EXHIBIT NO.                         DESCRIPTION OF EXHIBIT

3.1      Articles of Incorporation of CathayOnline Inc.

3.2      By-Laws of CathayOnline Inc.

3.3      Certificate of Incorporation of CathayOnline (BVI) Ltd.

3.4      Memorandum and Articles of Association of CathayOnline (BVI) Ltd.

3.5      Certificate of Incorporation of CathayOnline  Technologies  (Hong Kong)
         Limited

3.6 Memorandum and Articles of Association of CathayOnline Technologies (Hong Kong) Limited

3.7      Certificate of Incorporation of Sichuan CathayOnline  Technologies Co.,
         Ltd.

3.8      Articles of Association of Sichuan CathayOnline Technologies Co., Ltd.

3.9      Certificate of Incorporation of TorchMail.com, Inc.

3.10     Memorandum and Articles of Association of TorchMail.com, Inc.

4.1      Specimen Form of Common Stock Certificate

4.2      Form of Warrant issued to Employees and Consultants

4.3      Form of Warrant issued in April 1999 Offering

4.4      Form of Warrant issued in June 1999 Offering

4.5      Form of Warrant Issued in Regulation S Offering

10       Material Contracts

10.1 Exclusive Management, Operating and Consultancy Service Agreement with Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si

10.2     Agreement to Acquire TorchMail.com Inc.

10.3 Reseller Agreement between TorchMail.com Inc. and USA.NET Inc. THIS AGREEMENT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION UNDER SEPARATE COVER WITH A REQUEST THAT THE EXHIBIT BE GRANTED CONFIDENTIAL TREATMENT.

10.4     Agreement with Moorgate Management Inc for the Sale of Kiosks

10.5     Letter of Intent with Clean Way Corp.

10.6     Employment Agreement between CathayOnline Inc. and Brian Ransom

10.7     Management Agreement with Owen Li

10.8     Consulting Agreement with Peter Lau

10.9     Public Relations Agreement with Talk Stock with Me Inc.

10.10    Share  Purchase  Agreement  Relating  to the  Purchase  of CMD  Capital
         Limited

10.11    Agreement with register.com

10.12    Lease Agreement with Sichuan Dongfu Group Company

10.13    Sublease for Office at 570 Lexington Avenue, New York, New York

10.14. Lease Agreement with Beijing Tongkai Development Co., Ltd. for Office Space in Beijing, China

10.15 Lease Agreement with Harwood Corporation for Space at 543 Granville Street, Vancouver, British Columbia, Canada

23.1     Consent of Robison, Hill & Co.

23.2     Consent of Barry L. Friedman, P.C.

23.3     Consent of Beijing Sage Law Firm

27.1     Financial Statement Schedule

99.1 Opinion of Beijing Sage Law Firm as to Legality of Operations of Sichuan CathayOnline Technologies Co. Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K be signed on its behalf by the undersigned thereunto duly authorized.

                                                          CATHAYONLINE INC.

DATE:  APRIL 3, 2000                                 BY:  /S/ BRIAN RANSOM
       --------------                                     -----------------

                          INDEPENDENT AUDITOR'S REPORT


CATHAYONLINE, INC.
(Formerly Kyocera Management, Ltd.)
(A Development Stage Company)


           We have audited the accompanying balance sheets of CathayOnline, Inc. (formerly Kyocera Management, Ltd.) (a development stage company) as of June 30, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CathayOnline, Inc. (formerly Kyocera Management, Ltd.) (a development stage company) as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                   Respectfully submitted



                                                    /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants

Salt Lake City, Utah
October 7, 1999

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                           (Unaudited)
                                           December 31,          June 30,
                                                         -----------------------
                                              1999          1999          1998
                                           ---------     ---------     ---------
Current Assets:
  Cash & Cash Equivalents .............    $ 126,025     $ 164,982     $    --
  Restricted Cash .....................        6,920         6,920          --
  Accounts Receivable .................        2,500          --            --
  Prepaid Expenses ....................       56,166          --            --
                                           ---------     ---------     ---------

     Total Current Assets .............      191,611       171,902          --

Fixed Assets:
  Equipment ...........................      288,267         3,680          --
  Furniture & Fixtures ................       13,291          --            --
  Leasehold Improvements ..............      237,079          --            --
                                           ---------     ---------     ---------
                                             538,637         3,680          --
  Less Accumulated Depreciation .......      (27,201)          (64)         --
                                           ---------     ---------     ---------

     Total Fixed Assets ...............      511,436         3,616          --

Other Assets:
  Intangibles, Net ....................        9,750          --            --
  Deposits ............................          171          --            --
  Investment in Subsidiaries ..........         --         204,546          --
                                           ---------     ---------     ---------

     Total Other Assets ...............        9,921       204,546          --
                                           ---------     ---------     ---------

Total Assets: .........................    $ 712,968     $ 380,064     $    --
                                           =========     =========     =========

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                   (CONTINUED)

                                          (Unaudited)
                                          December 31,           June 30,
                                                         ----------------------
                                              1999          1999          1998
                                           ---------     ---------    ---------
Current Liabilities:
  Accounts Payable & Accrued Expenses .    $  85,197     $  79,726    $    --
  Short-term Notes Payable ............      453,187          --           --
                                           ---------     ---------    ---------

     Total Liabilities ................      538,384        79,726         --

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 17,492,771 shares at
    December 31, 1999,
    11,752,700 at June 30, 1999

    and 2,639,868 at June 30, 1998 ....       17,493        11,753        2,640
  Paid-In Capital .....................    1,966,329     1,043,373          860
  Stock Subscribed Receivable .........     (468,750)     (429,250)        --
  Deficit Accumulated During the
    Development Stage .................    (1,340,488)    (325,538)      (3,500)
                                           ---------     ---------    ---------

     Total Stockholders' Equity .......      174,584       300,338         --
                                           ---------     ---------    ---------

     Total Liabilities and

       Stockholders' Equity ...........    $ 712,968     $ 380,064    $    --
                                           =========     =========    =========










   The accompanying notes are an integral part of these financial statements.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                          Cumulative
                                (Unaudited)                                  since
                                For the Six                                inception
                                Months Ended     For the year ended            of
                                December 31,           June 30,           development
                                              -------------------------
                                    1999          1999          1998          stage
                                -----------   -----------   -----------   -----------
Revenues: ....................  $     9,952   $      --     $      --     $     9,952
Cost of Revenues .............         --            --            --            --
                                -----------   -----------   -----------   -----------

Gross Margin .................        9,952          --            --           9,952

Expenses:
General & Administrative .....    1,019,976       321,647         2,353     1,345,123
                                -----------   -----------   -----------   -----------

Net Loss from Operations .....   (1,010,024)     (321,647)       (2,353)   (1,335,171)

Other Income (Expense)
Interest, Net ................       (4,926)         (391)         --          (5,317)
                                -----------   -----------   -----------   -----------

     Net Loss ................  $(1,014,950)  $  (322,038)  $    (2,353)  $(1,340,488)
                                -----------   -----------   -----------   -----------

Basic & Diluted loss per share  $     (0.06)  $     (0.06)  $      --
                                ===========   ===========   ===========















   The accompanying notes are an integral part of these financial statements.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                              Deficit
                                                                                            Accumulated
                                                                                Stock         During
                                          Common Stock            Paid-In     Subscribed    Development
                                       Shares      Par Value      Capital     Receivable       Stage
                                    -----------   -----------   -----------   -----------   -----------
Balance at July 1, 1997 ..........    1,099,956   $     1,100   $     2,100   $      --     $    (1,147)
January 5, 1998 Issuance of Stock
  for services and payment of
  accounts payable ...............    1,539,912         1,540        (1,240)         --            --
Net Loss .........................         --            --            --            --          (2,353)
                                    -----------   -----------   -----------   -----------   -----------
Balance at June 30, 1998
  As originally reported .........    2,639,868         2,640           860          --          (3,500)

Cancellation of Officer Shares ...   (1,539,912)       (1,540)        1,540          --            --
Retroactive adjustment for 2.273
  to 1 stock split August 27, 1998    1,400,244         1,400        (1,400)         --            --
                                    -----------   -----------   -----------   -----------   -----------
Restated balance June 30, 1998 ...    2,500,200         2,500         1,000          --          (3,500)

December 29, 1998 Issuance of

   Stock for cash ................    5,785,000         5,785        52,065          --            --
Capital Contributed by shareholder         --            --           2,526          --            --
March 9, 1999 Issuance of Stock
   for payment of
   accounts payable ..............      202,500           203          (203)         --            --
April 2, 1999 Issuance of Stock
   for payment of

   accounts payable ..............      475,000           475       118,275          --            --
April 29, 1999 Issuance of Stock

   for cash ......................      700,000           700       349,300          --            --
June 24, 1999 Issuance of Stock

   for cash ......................    2,090,000         2,090       520,410      (429,250)         --
Net Loss .........................         --            --            --            --        (322,038)
                                    -----------   -----------   -----------   -----------   -----------
Balance at June 30, 1999 .........   11,752,700   $    11,753   $ 1,043,373   $  (429,250)  $  (325,538)
                                    ===========   ===========   ===========   ===========   ===========

Issuance of stock (Unaudited) ....    5,740,071         5,740       922,956       (39,500)         --
Net Loss (Unaudited) .............         --            --            --            --      (1,014,950)
                                    -----------   -----------   -----------   -----------   -----------
Balance at December 31, 1999
(Unaudited) ......................   17,492,771   $    17,493   $ 1,966,329   $  (468,750)  $(1,340,488)
                                    ===========   ===========   ===========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                       Cumulative
                                             (Unaudited)                                 Since
                                             For the Six                               Inception
                                            Months Ended     For the years ended           of
                                             December 31,           June 30,           Development
                                                           -------------------------
                                                 1999         1999          1998          Stage
                                             -----------   -----------   -----------   -----------
CASH FLOWS FROM OPERATING
ACTIVITIES:

Net Loss ..................................  $(1,014,950)  $  (322,038)  $    (2,353)  $(1,340,488)
Adjustments to reconcile net loss to net
cash used in operating activities:
   Depreciation and amortization ..........       27,387            64         2,053        30,651
   Issuance of common stock for expenses ..         --         140,350           300       140,650
Change in operating assets and liabilities:

   Restricted cash ........................         --          (6,920)         --          (6,920)
   Accounts Receivable ....................       (2,500)         --            --          (2,500)
   Prepaid Expenses .......................      (56,166)         --            --         (56,166)
   Deposits ...............................         (171)         --            --            (171)
   Accounts Payable & Accrued Expenses ....        8,658        79,726          --          88,384
                                             -----------   -----------   -----------   -----------

  Net Cash Used in operating activities ...   (1,037,742)     (108,818)         --      (1,146,560)
                                             -----------   -----------   -----------   -----------

CASH FLOWS FROM INVESTING

ACTIVITIES:

   Purchase of fixed assets ...............     (369,911)       (3,680)         --        (373,591)
   Purchase of intangible assets ..........      (10,000)         --            --         (10,000)
   Investment in subsidiaries .............         --        (204,546)         --        (204,546)
                                             -----------   -----------   -----------   -----------

Net cash used in investing activities .....     (379,911)     (208,226)         --        (588,137)
                                             -----------   -----------   -----------   -----------

CASH FLOWS FROM FINANCING

ACTIVITIES:

Proceeds from issuance of common stock ....      928,696       479,500          --       1,408,196
Proceeds from short-term notes ............      450,000          --            --         450,000
Capital contributed by shareholder ........         --           2,526          --           2,526
                                             -----------   -----------   -----------   -----------

Net Cash Provided by Financing

Activities ................................    1,378,696       482,026          --       1,860,722
                                             -----------   -----------   -----------   -----------


                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                                       Cumulative
                                             (Unaudited)                                 Since
                                             For the Six                               Inception
                                            Months Ended     For the years ended           of
                                             December 31,           June 30,           Development
                                                           -------------------------
                                                 1999         1999          1998          Stage
                                             -----------   -----------   -----------   -----------
Net (Decrease) Increase in
  Cash and Cash Equivalents ...............  $   (38,957)  $   164,982   $      --     $   126,025
Cash and Cash Equivalents
  at Beginning of Period ..................      164,982          --            --            --
                                             -----------   -----------   -----------   -----------
Cash and Cash Equivalents

  at End of Period ........................  $   126,025   $   164,982   $      --     $   126,025
                                             ===========   ===========   ===========   ===========



SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest ................................  $     2,429   $      --     $      --     $     2,429
  Income taxes ............................  $      --     $      --     $      --     $      --

SUPPLEMENTAL DISCLOSURE OF
NON-CASH INVESTING AND

FINANCING ACTIVITIES:                                     None

   The accompanying notes are an integral part of these financial statements.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for CathayOnline, Inc. (formerly Kyocera Management, Ltd.) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         The unaudited financial statements as of December 31, 1999 and for the six months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

ORGANIZATION AND BASIS OF PRESENTATION

         The Company was incorporated under the laws of the State of Nevada on September 20, 1995 using the name of Kyocera Management, Ltd. The name was changed to CathayOnline, Inc. on April 14, 1999. The Company ceased all operating activities during the period from September 20, 1995 to January 6,1998 and was considered dormant. On January 6, 1998, the Company obtained a Certificate of renewal from the State of Nevada. The Company as of June 30, 1999 is in the development stage, and has only recently commenced planned principal operations.

PRINCIPLES OF CONSOLIDATION

         The unaudited consolidated financial statements for December 31, 1999 and the six months then ended include the accounts of Cathayonline, Inc. and its wholly-owned subsidiaries, CathayOnline Technologies (Hong Kong) Ltd., a British Virgin Islands corporations, TorchMail.com Inc., a Turks & Caicos, BWI corporation, and Sichuan CathayOnline Technologies Co. Ltd., a Chengdu (PRC) corporation. All significant inter-company accounts and transactions have been eliminated.

NATURE OF BUSINESS

         ON THE 30TH of June the Company announced its exclusive partnership with Sichuan Guo Xun Xin ChanYe You Xian Gong Si, a licensed Internet Service Provider employing 28 industry professionals, through its wholly owned subsidiary Sichuan CathayOnline Information Technologies Co. Ltd., of Chengdu, China.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

NATURE OF BUSINESS (CONTINUED)

         Subsequent to June 30, 1999 CathayOnline, through a right to first market partnership with USA.net, launched its English version of TorchMail.com, a web based email and advanced messaging service for the Chinese speaking markets, through its newly acquired wholly owned subsidiary, Torchmail.com, Inc. These markets include but are not limited to Peoples Republic of China, Hong Kong, Taiwan, Singapore, and Malaysia.

         Furthermore, the Company through its wholly owned subsidiary CathayOnline Technologies (Hong Kong) Ltd., through a partnership with Wan Rong Services Co. Ltd., became the operator of 10 online lottery kiosks in Guangzhou, China.

CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

PERVASIVENESS OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRANSLATION OF FOREIGN CURRENCY

         The Companies functional currencies include U.S. Dollars, Canadian Dollars and Chinese Renminbi. All balance sheet accounts of foreign operations are translated into U.S. dollars at the year-end rate of exchange and statement of operations items are translated at the weighted average exchange rates for the year. The resulting translation adjustments are made directly to a separate component of the stockholders' equity. Certain foreign activities are considered to be an extension

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

TRANSLATION OF FOREIGN CURRENCY (CONTINUED)

of the U.S. operations, and the gain or loss resulting from remeasuring these transactions into U.S. dollars is included in income. Gains or losses from other foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the Statements of Operations.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis from 3 to 5 years.

         Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

         Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their useful lives.

         Intangible assets are amortized over useful life of 5 to 10 years.

         The Company has adopted the Financial Accounting Standards Board SFAS No., 121, "Accounting for the Impairment of Long-lived Assets." SFAS No. 121 addresses the accounting for (i) impairment of long-lived assets, certain identified intangibles and goodwill related to assets to be held and used, and
(ii) long-live lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows from the used of the asset and its eventual disposition (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

RECLASSIFICATIONS

         Certain   reclassifications  have  been  made  in  the  1998  financial statements to conform with the 1999 presentation.

LOSS PER SHARE

         The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                      Per-Share
                                            INCOME       SHARES        AMOUNT
                                            ------       ------        ------
                                          (Numerator) (Denominator)

                          FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 (UNAUDITED)
Basic Loss per Share
Loss to common shareholders ...........  $(1,014,950)   15,949,718  $     (0.06)
                                         ===========   ===========  ===========

                                             FOR THE YEAR ENDED JUNE 30, 1999
Basic Loss per Share
Loss to common shareholders ...........  $  (322,038)    5,748,248  $     (0.06)
                                         ===========   ===========  ===========


                                             FOR THE YEAR ENDED JUNE 30, 1998
Basic Loss per Share
Loss to common shareholders ............  $    (2,353)    2,500,200  $      --
                                          ===========   ===========  ===========

         The effect of outstanding common stock equivalents including 24,490,000 and 2,990,000 as of December 31, 1999 and June 30, 1999, respectively, would be anti-dilutive and are thus not considered.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 2 - INCOME TAXES

         As of June 30, 1999, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $300,000 that may be offset against future taxable income through 2014. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

         As of June 30, 1999 all activities of the Company have been conducted by corporate officers from their business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - COMMON STOCK TRANSACTIONS

         The Company was initially incorporated to allow for the issuance of up to 25,000 shares of no par value common stock. On January 5, 1998, the Company approved the amendment of it's Articles of Incorporation to allow for the issuance of up to 50,000,000 shares of $0.001 par value common stock. The Amended Articles of Incorporation were filed with the State of Nevada on April 20, 1998. All amounts presented in the accompanying financial statements reflect the effect of this change in the par value of the Company's stock as of the first day of the first period presented.

         On January 5, 1998, the Company's Board of Directors approved a 44 for 1 forward stock split on its issued and outstanding common stock. All issued and outstanding share and per share amounts in the accompanying financial statements reflect the effect of this stock split as of the first day of the first period presented.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 5 - COMMON STOCK TRANSACTIONS (CONTINUED)

         At inception, the Company issued approximately 9,999 shares of common stock (439,956 post split shares) to its officers and directors for services performed and payments made on the Company's behalf during its formation. This transaction was valued at approximately $0.02 per share or an aggregate approximate $200.

         During 1996, to provide initial working capital, the Company completed a private placement sale of an aggregate of approximately 15,000 shares of common stock (660,000 post split shares) at approximately $0.20 per share. These sales generated approximately $3,000 in proceeds to the Company which were primarily used to pay organizational expenses.

         On January 5, 1998, prior to the stock split, the Company issued approximately 34,998 shares of common stock (1,539,912 post split shares) to officers and directors of the Company for management services rendered to the Company. This transaction was valued at approximately $300, which approximated the fair value of the services rendered to the Company. On August 26, 1998 the Officers surrendered these shares to the Company for cancellation.

         On August 27, 1998 the Board of Directors authorized 2.273 to 1forward stock split on its issued and outstanding common stock. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1998 and 1997 have been restated to reflect the stock split.

         On December 29, 1998 the Company issued 5,785,000 shares pursuant to Rule 504 of Regulation D promulgated by the United States Securities and Exchange Commission. 3,625,000 shares were issued for cash at $0.01 per share and 2,160,000 shares were issued for cash.

         On March 9, 1999 the Company completed a private placement sale of an aggregate of 202,500 common shares being issued for payments made on the Company's behalf.

         On April 2, 1999 the Company completed a private placement sale of an aggregate of 475,000 shares of common stock for payments made on the Company's behalf.

         On April  29,  1999 the  Company  issued  700,000  shares  pursuant  to
Regulation  S  promulgated   by  the  United  States   Securities  and  Exchange
Commission. The shares were issued for cash at $0.50 per share.

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 5 - COMMON STOCK TRANSACTIONS (CONTINUED)

         On June 24,  1999 the  Company  issued  2,090,000  shares  pursuant  to
Regulation  S  promulgated   by  the  United  States   Securities  and  Exchange
Commission. The shares were issued for cash and at $0.25 per share.

NOTE 6 - PREFERRED STOCK

         The Board of Directors of the Company has the authority to determine by resolution the number of preferred shares to be issued by series, the rate and terms for payment of cumulative or non-cumulative dividends, the conversion features of the preferred stock, the redemption rights and prices, if any, the terms of the sinking fund, if any, to be provided for the shares, the voting powers of preferred shareholders and any other special rights, qualifications, limitations, or restrictions. As of December 31, 1999, no preferred stock had been issued.

NOTE 7  - STOCK OPTIONS AND WARRANTS

         Employee and Consultants Warrants: During October 1999, the Company issued to employees and consultants (or their designees) in consideration for services rendered warrants to purchase up to 21,700,000 shares of our common stock. The warrants are exercisable for a period of 3 years commencing on October 26, 1999 at an exercise price of $.33 per share. The shares of common stock issuable upon exercise of these warrants are subject to registration as described below. These warrants provide for cashless exercise by the holders. These warrants are not redeemable. As of the date hereof, none of these warrants have been exercised.

         Investor Warrants: During April and June 1999, the Company issued an aggregate of 2,990,000 common stock purchase warrants to eight investors, including 50,000 warrants to our President. These warrants are exercisable for a period of 2 years from the date of issuance at an exercise price of $.60, if exercised during the first year after issuance, and $.70 if exercised in the second year after issuance. Theses warrants are not redeemable. As of the date hereof, 200,000 warrants have been exercised.

         Regulation S Warrants: During the first quarter of 2000 the Company sold and issued 6,892,857 redeemable Common Stock purchase warrants to purchase a like number of shares of Common Stock. Each such warrant entitles the holder to purchase one share of Common Stock, subject to adjustment in the event of any stock dividend, stock split, subdivision or combination,

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 7  - STOCK OPTIONS AND WARRANTS (CONTINUED)

or any reclassification of the outstanding shares of Common Stock at any time after issuance until the expiration of these warrants, a date two years after the date upon which the underlying shares of Common Stock are registered for resale under the Securities Act of 1933, at a price of $.847 per share. We may redeem these warrants at a price of US$.10 per warrant commencing one year after the effective date of the registration statement under the Securities Act of 1933 covering the underlying Common Stock provided that (i) a registration statement covering the underlying common stock is then effective and (ii) the average closing bid price per share of Common Stock for the thirty (30) day period ending five (5) days prior to the date of the redemption notice of the Warrants is at least $1.05 per share.

         All options and warrants have been granted at exercise prices greater than the market value on the date of granting. All options vest 100% at date of grant.

                                                          1999         1998
                                                       -----------  -----------
Options outstanding, beginning of year                         --           --
Granted                                                   2,990,000         --
Expired                                                        --           --
Exercised                                                      --           --
                                                       -----------  -----------

Options and warrants outstanding, end of year             2,990,000         --
                                                       ===========  ===========


Price for options and warrants outstanding,
end of year                                           $0.35 - .070  $       --

Options and warrants granted subsequent to year end            --

Option and warrant price range granted subsequent
to year end                                           $0.33 - .847

NOTE 8 - SUBSEQUENT EVENTS

         On July 2, 1999 the Company completed an Acquisition (the "Acquisition") in which it acquired 100% of the issued and outstanding capital stock of TorchMail.com Inc., a Turks & Caicos, BWI corporation in exchange for 2,500,000 shares of the Company's $.001 par value common stock, comprising approximately 15% of the Company's issued and outstanding common stock after giving

                               CATHAYONLINE, INC.
                       (FORMERLY KYOCERA MANAGEMENT, LTD.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                 (REFERENCES TO DECEMBER 31, 1999 ARE UNAUDITED)
                                   (CONTINUED)

NOTE 8 - SUBSEQUENT EVENTS (CONTINUED)

effect to the Acquisition, and $10,000. Further, upon the resale of 360,000 Seats (defined as a mailbox created within a Customer Account for use of the Services by a User) the Company will issue an additional 2,500,000 shares, upon the resale of 500,000 Seats the Company will issue 1,250,000 shares and upon the resale of 750,000 Seats the Company will issue 1,250,000 shares. The transaction has been accounted for as a purchase. Assets and liabilities are reflected at their fair market value.

         In July through September, the Company acquired the operations of 10 online lottery kiosks through its wholly owned subsidiary CathayOnline Technologies (Hong Kong) Ltd., with its joint venture partner Wan Rong Services Co. Ltd., for $100,000. The kiosks sell online lottery tickets for government sanctioned sports and charitable lotteries to the general public in Guangzhou, China.

         ON THE 10TH of August 1999 the Company's wholly owned subsidiary's joint venture partner, Guo Xun Xin Xi Chan Ye You Xian Gong Si received a license from the Republic of China to operate an "electronic information processing; development, manufacture and sales of telecommunication and computer networking products; computer networking dial-up services; information systems infrastructure construction and the related services" business for a period of 4 years. The Company has committed to invest $1,000,000 in this venture. As of October 1999 the Company has invested approximately $700,000.

         During the first quarter of 2000 the Company sold and issued 6,892,857 redeemable Common Stock purchase warrants to purchase a like number of shares of Common Stock. Each such warrant entitles the holder to purchase one share of Common Stock, subject to adjustment in the event of any stock dividend, stock split, subdivision or combination, or any reclassification of the outstanding shares of Common Stock at any time after issuance until the expiration of these warrants, a date two years after the date upon which the underlying shares of Common Stock are registered for resale under the Securities Act of 1933, at a price of $.847 per share. We may redeem these warrants at a price of US$.10 per warrant commencing one year after the effective date of the registration statement under the Securities Act of 1933 covering the underlying Common Stock provided that (i) a registration statement covering the underlying common stock is then effective and (ii) the average closing bid price per share of Common Stock for the thirty (30) day period ending five (5) days prior to the date of the redemption notice of the Warrants is at least $1.05 per share.

                             BARRY L. FRIEDMAN, P.C.
                           CERTIFIED PUBLIC 4CCAUNTANT

1582 TULITA DRIVE                                          OFFICE (702) 361-4414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0218

                          INDEPENDENT AUDITORS' REPORT

Board Of Directors                                              January 17, 2000
Lazzara Financial Asset Recovery, Inc.
Las Vegas, Nevada

         I have audited the Balance Sheet of Lazzara Financial Asset Recovery, Inc., (A Development Stage Company), as of December 31, 1999, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period November 22, 1999, (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements arc free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lazzara Financial Asset Recovery, Inc., (A Development Stage Company), at December 31, 1999, and the results of its operations and cash flows for the period November 22,1999, (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the Company has no established source of revenut This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ Barry L. Friedman
Certified Public Accountant

                     LAZZARA FINANCIAL ASSET RECOVERY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                DECEMBER31, 1999

                                  BALANCE SHEET
                                  -------------

                                     ASSETS
                                     ------

CURRENT ASSETS                                                   $        --
                                                                 -------------
   TOTAL CURRENT ASSETS                                          $        --
                                                                 -------------
OTHER ASSETS                                                     $        --
                                                                 -------------
   TOTAL OTHER ASSETS                                            $        --
                                                                 -------------
   TOTAL ASSETS                                                  $        --
                                                                 =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
 OFFICERS ADVANCES (NOTE #6)                                     $         305
                                                                 -------------
    TOTAL CURRENT LIABILITIES                                    $         305
                                                                 -------------
STOCKHOLDERS' EQUITY

 Preferred Stock, $001 par value,
 Authorized 5,000,000 shares
 Issued and outstanding at
 December 31, 1999- None                                         $         --

 Common stock, $.001 par value,
 authorized 20,000,000 shares;
 issued and outstanding at
 december 31, 1999-5,000,000 shares                              $       5,000

Additionai paid-in capital                                       $         --

Deficit accumulated during
development stage                                                $      (5,305)
                                                                 -------------
    TOTAL STOCKHOLDER'S EQUITY                                   $        (305)
                                                                 -------------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                        $         --
                                                                 =============


    The accompanying notes are an integral part of these financial statements

                     LAZZARA FINANCIAL ASSET RECOVERY, INC.
                          (A Development Stage Company)
                November 22, 1999,(Inception) to December 31, 1999

                             STATEMENT OF OPERAT1ONS
                             -----------------------

INCOME
Revenue                                                          $         --
                                                                 -------------

EXPENSE
Services                                                         $       5,000
General and
Administrative                                                             305
                                                                 -------------
TOTAL EXPENSES                                                   $       5,305
                                                                 -------------
NET LOSS                                                         $      (5,305)
                                                                 =============
Net loss
Per Share                                                        $      (.0011)
                                                                 =============
Weighted average
number of common
shares outstanding                                                   5,000,000
                                                                 =============














    The accompanying notes are an integral part of these financial statements

                     LAZZARA FINANCIAL ASSET RECOVERY, INC.
                          (A Development Stage Company)


                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------

                                                                      Deficit
                                                                    accumulated
                                                       Additional     during
                                   common stock          paid-in    development
                                Shares       Amount      Capital       stage
                             -----------  -----------  -----------  -----------
November 22, 1999
issued for services            5,000,000  $     5,000  $      --    $      --

Net loss, November
22, 1999 (inception)
To December 3l, 1999                                                     (5,305)
                             -----------  -----------  -----------  -----------

Balance,
December 31, 1999              5,000,000  $     5,000  $      --    $    (5,305)
                             ===========  ===========  ===========  ===========




















    The accompanying notes are an integral part of these financial statements

                     LAZZARA FINANCIAL ASSET RECOVERY, INC.
                          (A Development Stage Company)
               NOvember 22, 1999,(Inception) to December 31, 1999

                             STATEMENT OF CASH FLOWS
                             -----------------------


Cash Flows From
Operating Activities
Net loss                                                            $    (5,305)
Issue common stock for services                                           5,000

Changes in assets and
Liabilities
Officers Advances                                                           305
                                                                    -----------
Cash flows from
Operating activities                                                $      --

Cash flows from
Investing activities                                                       --

Cash flows from
Financing activities                                                       --
                                                                    -----------
Net increase in cash                                                $      --

Cash,
beginning of period                                                        --
                                                                    -----------
Cash,
end of period                                                       $      --
                                                                    ===========












    The accompanying notes are an integral part of these financial statements

                      LAZZARA FINANAAL ASSET RECOVERY, INC.
                          (A Development Stage Company)

                          NOTES TO F1NANCIAL STATEMENTS
                          -----------------------------
                                December 31, 1999

NOTE 1- HISTORY AND ORGANIZATION OF THE COMPANY

         The company was organized November 22, 1999, under the laws of the State of Nevada, as Lazzara Financial Asset Recovery, Inc. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company

         On November 22, 1999, the Company issued 5,000,000 shares of its $.001 par value common stock for services of $5,000.

NOTE 2- ACCOUNTING POLICIES AND PROCEDURES

         Accounting policies and procedures have not been determined except as follows:

         1.       The Company uses the accrual method of accounting.

         2. Earnings per share is computed using the weighted average number of common shares outstanding.

         3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

         4. In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-511), Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 31, 1998, with initial adoption reported as the cumulative effect of a change in accounting principle. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

NOTE 3- GOING CONCERN

         The company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business, however, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan seek additional capital through a merger with an existing operating company.

                     LAZZARA FINANCIAL ASSET RECOVERY, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                December 31, 1999

NOTE 4- WARRANTS AND OPTIONS

         There are no warrants or options outstanding to issue any additional shares of common or preferred stock of the company.

NOTE 5- RELATED PARTY TRANSACTION

         The Company neither owns or leases any real or personal property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests, the company has not formulated a policy for the resolution of such conflicts.

NOTE 6- OFFICERS ADVANCES

         While the Company is seeking additional capital through a merger with an existing operating company, an officer of the Company has advanced funds on behalf of the company to pay for any costs incurred by it. These funds are interest free.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         On January 18, 2000 Cathayonline, Inc. ("Cathayonline") and Lazzara Financial Asset Recovery Inc. ("Lazzara") executed the Merger Agreement that provides for the reverse merger of Lazzara with and into Cathayonline. See "The Merger." The following unaudited pro forma condensed combined financial statements are based on the December 31, 1999 historical consolidated financial statements of Cathayonline and Lazzara contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with Lazzara treated as the acquiring entity for financial reporting purposes. The unaudited pro forma condensed combined balance sheet presenting the financial position of the Surviving Corporation assumes the purchase occurred as of December 31, 1999. The unaudited pro forma condensed combined statement of operations presents the results of operations of the Surviving Corporation, assuming the merger was completed on January 1, 1999.

         The unaudited pro forma condensed combined financial statements have been prepared by management of Cathayonline and Lazzara based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of both Cathayonline and Lazzara (including the notes thereto) included in this Form 8-K Current Report. See "FINANCIAL STATEMENTS."

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                DECEMBER 31, 1999

                                                                  Lazzara
                                                                 Financial
                                                                    Asset                      Pro Forma
                                                 Cathayonline     Recovery      Pro Forma      Combined
                                                      Inc.           Inc.       Adjustments      Balance
                                                  -----------    -----------    -----------    -----------
ASSETS

Current Assets ................................   $   191,611    $      --      $      --      $   191,611
Fixed Assets (net) ............................       511,436           --             --          511,436
Intangible and Other Assets ...................         9,921           --             --            9,921
                                                  -----------    -----------    -----------    -----------

     Total Assets .............................   $   712,968    $      --      $      --      $   712,968
                                                  ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS'

EQUITY

Accounts Payable & Accrued Expenses ...........   $    85,197    $      --      $      --      $    85,197
Short-term Notes Payable ......................       453,187            305           --          453,492
                                                  -----------    -----------    -----------    -----------
    Total Liabilities .........................       538,384            305           --          538,689
                                                  -----------    -----------    -----------    -----------

Stockholders' Equity:
  Common Stock ................................        17,493          5,000         (4,975) A      17,518
  Additional Paid in Capital ..................     1,966,329           --             (330)     1,965,999
  Stock Subscribed Receivable .................      (468,750)          --             --         (468,750)
  Deficit Accumulated During the
     Development Stage ........................    (1,340,488)        (5,305)         5,305     (1,340,488)
                                                   -----------    -----------    -----------    -----------
     Total Stockholders' Equity (Deficit) .....       174,584           (305)          --          174,279
                                                  -----------    -----------    -----------    -----------

     Total Liabilities and Stockholders' Equity   $   712,968    $      --      $      --      $   712,968
                                                   ===========    ===========    ===========    ===========












See accompanying notes to unaudited pro forma condensed combined financial statements.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                   FOR THE TEN MONTHS ENDED DECEMBER 31, 1999

                                                        Lazzara
                                                       Financial
                                                         Asset                         Pro Forma
                                      Cathayonline     Recovery       Pro Forma         Combined
                                          Inc.            Inc.        Adjustments        Balance
                                      ------------    ------------    ------------    ------------

Revenues: .........................   $      9,952    $       --      $       --      $      9,952

Expenses:
   General & Administrative .......      1,341,623           5,305            --         1,346,928
   Other Expense - Interest, Net ..          5,317            --              --             5,317
                                      ------------    ------------    ------------    ------------

Net Loss ..........................   $  1,336,988    $      5,305    $       --      $  1,342,293
                                      ============    ============    ============    ============

Loss per share ....................                   $      (0.08)   $      (0.21)   $      (0.08)

Weighted average shares outstanding     17,492,771          25,000                      17,517,771






















See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)      GENERAL

In the reverse, Lazzara will be merged with and into Cathayonline, with the shares of outstanding Lazzara Common Stock converted into an aggregate of approximately 25,000 shares of Cathayonline Common Stock outstanding subsequent to the Merger, subject to certain adjustments. As part of the merger, the name of Lazzara will be changed to Cathayonline Inc.

(2)      FISCAL YEAR ENDS

         The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999, include Cathayonline's and Lazzara's operations on a common fiscal year. The financial statements of Cathayonline have been conformed to the calendar year ended December 31, 1999 by including the operating results of Cathayonline for the period January 1, 1999 to June 30, 1999 and combining such results with the six months ended December 31, 1999.

(3)      PRO FORMA ADJUSTMENTS

         The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 1999, are described below:

         (A) Record merger by converting Lazzara Common stock to newly issued shares of Cathayonline Common Stock, par value $0.001 per share.

         The adjustments to the accompanying unaudited pro forma condensed combined statements of operations are described below:

         There are no anticipated adjustments to the statements of operations as a result of the merger.